REGISTRATION NO. ____-______

      SECURITIES AND EXCHANGE COMMISSION
            Washington, D.C. 20549

              Amendment Number 1
                      to
                              Form S-1
            REGISTRATION STATEMENT
                     Under
          THE SECURITIES ACT OF 1933


            PROGOLFTOURNAMENTS.COM
 (Exact name of registrant as specified in its
                   charter)

Nevada                       0273            98-0215222
(State or other            (Primary        (IRS Employer
jurisdiction of        Standard Industrial Identification No.)
incorporation        Classification Code
 or organization)           Number)

         3266 Yonge Street, Suite 1208
       Toronto, Ontario M4N 3P6, CANADA
                (416) 962-4508
  (Address, including zip code, and telephone
         number, including area code,
 of registrants principal executive offices)

Agent for Service:
With a Copy to:
Michael Levine                 Progolftournaments.com
Vice-President                  Vandeberg Johnson & Gandara
63 St. Clair Avenue,             600 University Street, Suite 2424
West, Suite 1704                Seattle, Washington 98101
M4V 2Y9 CANADA
Toronto, Ontario
(416) 962-4508                      (206) 386-8080

(Name, address, including zip code, and
telephone number,

including area code, of agent for service)

 Approximate date of commencement of proposed
              sale to the public:
As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

     If this Form is filed to register
additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]




     CALCULATION OF REGISTRATION FEE

Title of                  Proposed     Proposed
each         Amount       Maximum      maximum       Amount of
class of     to be        offering     aggregate     Registratio
securities   registered   price        offering      n
to                        per unit     price         Fee
be
registered

Common       9,861,300    $0.0085 per  $83,004.00    $ 23.24
stock        shares       share1


1    No exchange or over-the-counter market
exists for Progolftournaments.com's common stock. The average price paid for Progolftournaments.com's common stock was
$.0085 per share. Progolftournaments.com believes this supports a bona fide estimate of $0.0085 per share as the maximum offering price solely for the purpose of calculating the amount of the registration fee pursuant to Rule
457(c) under the Securities Act of 1933.

This prospectus is part of a registration statement that permits selling shareholders to sell their shares on a continuous or delayed basis in the future. Selling shareholders will sell their shares "at market" should a market develop in the future.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities
Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

WE WILL AMEND AND COMPLETE THE INFORMATION IN
THIS PROSPECTUS. ALTHOUGH WE ARE PERMITTED BY
US FEDERAL SECURITIES LAW TO OFFER THESE
SECURITIES USING THIS PROSPECTUS, WE MAY NOT
SELL THEM OR ACCEPT YOUR OFFER TO BUY THEM
UNTIL THE DOCUMENTATION FILED WITH THE SEC
RELATING TO THESE SECURITIES HAS BEEN DECLARED
EFFECTIVE BY THE SEC. THIS PROSPECTUS IS NOT AN
OFFER TO SELL THESE SECURITIES OR OUR
SOLICITATION OF YOUR OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THAT WOULD
NOT BE PERMITTED OR LEGAL.


SUBJECT TO COMPLETION

                  Prospectus
               December 5, 1999

            Progolftournaments.com

         3266 Yonge Street, Suite 1203
       Toronto, Ontario M4N 3P6, CANADA
                (416) 962-4508

 9,861,300 Shares of Common Stock
to be sold by current shareholders

This is the initial public offering of common stock of Progolftournaments.com, and no public market currently exists for shares of Progolftournaments.com's common stock. None of the proceeds from the sale of stock in this offering will be available to
Progolftournaments.com. This prospectus is part of a registration statement that permits selling shareholders to sell their shares on a continuous or delayed basis in the future. The most recent sale of Progolftournaments.com's common stock in October, 1999 at a price of $0.001 per share.

This is not an underwritten offering, and Progolftournaments.com's stock is not listed on any national securities exchange or the NASDQ
Stock Market.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
SEE RISK FACTORS BEGINNING ON PAGE 1.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities.
Any representation to the contrary is a
criminal offense.

You should rely only on the information
contained in this document.
Progolftournaments.com has not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

TABLE OF CONTENTS

Risk Factors........................1

Use of Proceeds   ..................5

Determination of Offering
Price..............................6

Dilution..........................6

Selling Shareholders..............6

Plan of Distribution..............6

Description of Capital............7

Interests of Named Experts and
Counsel...........................7

Description of Business............7

Description of Property............9

Legal Proceedings...................9

Market Price of and Dividends on Capital Stock
and Related Stockholder
Matters..............................9

Selected Financial Data...............9

Managements Discussion and Analysis of
Financial Condition and Results of
Operations.........................10

Changes in and Disagreements with Accountants
on Accounting and Financial
Disclosure...........................11

Directors and Executive
Officers.............................11

Executive Compensation................12

Security Ownership of Certain Beneficial Owners and Management...12

Certain Relationships and Related
Transactions........................13

Disclosure of Commission Position on
Indemnification for Securities Act
Liabilities...........................13
Index to Financial
Statements............................14
DESCRIPTION OF BUSINESS

Progolftournaments.com was incorporated under the laws of the State of Nevada on September 3, 1999, and is in its early developmental and promotional stages. To date,
Progolftournaments.com's only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan.
Progolftournaments.com has not commenced commercial operations or received any revenue.
Progolftournaments.com has no full time
employees and owns no real estate.

Progolftournaments.com was formed to take advantage of the growing popularity of both the Internet and the game of golf itself. The concept combines the skills necessary to play golf, the use of a computer and the thrill of playing for substantial cash prizes.
Progolftournaments.com believes that it has sufficient capital from its initial stock subscriptions to set up its web page and prepare to conduct weekly tournaments.
Management anticipates this process will be completed by June 30, 2000. At that time it is anticipated that some staff will be required and that additional funding may be required.
Progolftournaments.com believes that these funds will provide an advertising budget to be used outside of its projected cooperation with various segments of the golfing industry
(magazines, cable channels, and equipment manufacturers). Staff requirements will be dictated by the rate of growth of the business once tournaments are commenced.
Progolftournaments.com has already established its Website and is making final arrangements to be ready to commence business by May 1, 2000.

RISK FACTORS

You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing the common stock of Progolftournaments.com
(Progolftournaments.com or
"Progolftournaments.com").  Investing in
Progolftournaments.com common stock involves a high degree of risk. Any of the following risks could adversely affect
Progolftournaments.com's business, financial condition and results of operations and could result in a complete loss of your investment.
The risks and uncertainties described below are not the only ones Progolftournaments.com may face. Additional risks and uncertainties not presently known may also impair
Progolftournaments.com's business operations.

You Should Not Rely on Forward-Looking
Statements Because They Are Inherently
Uncertain

You should not rely on forward-looking
statements in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipates, believes, plans, expects, future, intends and similar expressions to identify these forward-looking statements. This prospectus also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the potential uses of Progolftournaments.com's product and markets for it. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Progolftournaments.com's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Progolftournaments.com described in Risk Factors and elsewhere in this prospectus.

Risks Related to Progolftournaments.com's
Business

Progolftournaments.com's success is dependent on a number of factors that should be considered by prospective investors.
Progolftournaments.com has only recently developed its business concept and business plan. It is a relatively young company and has no history of earnings or profit and there is no assurance that it will operate profitably in the future. As such, there is no assurance that Progolftournaments.com will provide a return on investment in the future.

Attracting Internet using golfers may not be feasible

Progolftournaments.com was formed in September of 1999 for the purpose of exploiting a new technology into a practical and viable business utilizing the WorldWide Web. While
Progolftournaments.com was originated to take advantage of the growing popularity of both the Internet and the game of Golf, there can be no assurance that the golfing aspect of the Progolftournaments.com business will appeal to
Internet users or that the Internet aspect will appeal to golfers.

Nature of Progolftournaments.com tournaments may deter participation

The concept of Progolftournaments.com and it business plan is to market participation in golf tournaments played on the Internet. The unique feature is that participants will play the same tournament on their computer on the same golf course(s) as the professional golfers are playing that weekend. Each computer golfer will play one round on Thursday, one on Friday one on Saturday and the final round will be played on Sunday. Although the computer tournament differs slightly with the Pro event
(more than one round can be played each day, provided each is purchased separately and there will be no cut) it may well be that home players cannot be available each of the four days of the Pro tournament to play on their PC.
This could result in a severe limitation of computer players and a severe limitation on Progolftournaments.com's profit potential.

Progolftournaments.com cooperation with major golf organizations may not attract players.

Progolftournaments.com's plans to associate itself with the four major professional tours, the PGA, the LPGA, Senior PGA and the European
PGA. One or more of these organization's tournaments may have very limited appeal to computer players. As an example, players in Europe may have limited interest in one or more of the North American based tourneys and North
American computer players may have limited interest in European events. Special international events such as the Ryder Cup, etc. may interfere with the play in the tournaments that weekend.




No guarantee of profitability.

There can be no guarantee that
Progolftournaments.com ever will be profitable.
If Progolftournaments.com does become
profitable, however, one or more of the
organizations that have indicated a willingness to cooperate in promoting the computer game (TV networks, Golf channels and golfing publications) may ask for, and
Progolftournaments.com be forced to give, a share of the revenues. Should this happen, Progolftournaments.com may be forced to give up a large share or all of the profits, thereby making the whole concept non-profitable. As an example, Progolftournaments.com expects to enter into a revenue sharing agreement with Psygnosis, Ltd., the developer of the home computer golf game that is being modified for use on the WorldWide Web. The exact percentage committed to this first revenue-sharing agreement has not yet been determined.

Progolftournaments.com May Undertake Investment
Risks Shareholders Might Not Otherwise Accept

Because Progolftournaments.com has a limited time to develop a highly speculative and unproven technology or combination of technologies, management will spend a significant portion of the time it devotes to Progolftournaments.com evaluating other business opportunities that may be available.
These opportunities may be related to
Progolftournaments.com's concept, or they may be in a completely unrelated field.
Progolftournaments.com has not had discussions with any of third parties regarding business opportunities but there can be no assurance that such discussions will not take place. Any asset acquisition or business combination would likely include the issuance of a significant amount of Progolftournaments.com common stock, which would dilute the ownership interest of holders of existing shares of common stock.
Depending on the nature of the transaction, Progolftournaments.com's stockholders may not have an opportunity to vote on whether to approve it. As a result,
Progolftournaments.com's management could enter into a transaction in which an investor would not want to invest. In such a case, an investor could not only lose its entire investment, but could lose it on a business decision he or she did not have an opportunity to evaluate at the time of investing in Progolftournaments.com

Competitors Could Develop Alternative and
Similar Internet based Golf Games.

While Progolftournaments.com has no specific knowledge on this subject, it is possible that a competitor may have or develop a product that could achieve results similar to or better than that of Progolftournaments.com.
Progolftournaments.com is aware that there are many organizations in existence that have the knowledge, technical support and financial strength to emulate the Progolftournaments.com concept without necessarily intruding on any copyrighted or proprietary intellectual property.

Progolftournaments.com may not have any
exclusive intellectual property.

The intellectual property of
Progolftournaments.com is limited to a
combination of already established
technologies. A home computer golf game is being modified for use on the Internet; credit card processing will be done by an established concern specializing in that function; basic business software will record plays and scores.
It is unclear whether or not
Progolftournaments.com has any specific
intellectual property to defend other than what it believes to be a unique combination of technologies. Even if a clear violation does occur, Progolftournaments.com may not have the financial resources to defend its intellectual property in one or more countries. This could result in a drain on revenues and cash reserves, if any.

Government Regulation Could Adversely Affect the Future Business of Progolftournaments.com.

With any business dependant on the WorldWide
Web, there is always a possibility that one or more governments will apply regulations that could adversely effect the business of Progolftournaments.com. In a world where governments are continually seeking new sources of revenue, there is always the possibility that regulations and/or taxes could be imposed for use of the Internet. While there is legislation in the United States that puts a moratorium on certain types of internet activities there can be no assurance that further regulation and/or licensing will not emerge in the future in the USA or in other countries around the world. Any new regulations or licensing could damage
Progolftournaments.com's business, affect the possibility of profit and perhaps the viability of Progolftournaments.com's business plan, and cause the price of its common stock to decline.

Heavy dependence on individuals who will not devote full time and attention to the affairs of Progolftournaments.com could result in delays or business failure

Howard I. Klein, Michael R. Levine and Sandy
Winick are serving as Progolftournaments.com's only officers and directors. The By-laws of Progolftournaments.com call for five directors.
The present three directors plan on adding two more board members in the near future. These directors will be selected with a view to their having the proper affiliation with one or more segments of the business, i.e. a cooperating concern or a supplier of technology.

Progolftournaments.com will be heavily
dependent upon the director's skills, talents and abilities to implement its business plan and may, from time to time, find that these individuals' inability to devote full time and attention to Progolftournaments.com's affairs will result in delay(s) in progress towards the implementation of its business plan or in a failure to implement its business plan. The officers and directors maintain other means to earn their livelihood. It is the feeling of the Board of Directors that paying one or more of the directors as a full-time employee at this stage in the development of Progolftournaments.com would put an unreasonable amount of financial strain on its capital reserves.

Moreover, Progolftournaments.com does not have an employment agreement with Mr. Klein, Mr.
Levine or Mr. Winick and as a result, there is no assurance that they will continue to manage
Progolftournaments.com's affairs in the future.
If Progolftournaments.com should lose the services of one or all of its officers and directors, or if one or more should decide to join a competitor or otherwise compete directly or indirectly with Progolftournaments.com, this could have a significant adverse effect on Progolftournaments.com's business and could cause the price of its stock to decline. The services of Mr. Klein, Mr. Levine and Mr.
Winick would be difficult to replace. Because investors will be dependent on the performance and business judgement of management, they should carefully and critically assess these three individuals' background. See Directors and Executive Officers.

Year 2000 Issues Could Result in Reduced Sales.

There is also risk associated with Year 2000 issues. These issues arise because many computerized systems use two digits rather than four digits to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 date is processed. In addition, similar problems may arise in some systems that use certain dates in 1999 to represent something other than a date.
The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure that could affect an entitys ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting
Progolftournaments.com, including those related to customers, cooperating organizations or other third parties, will be fully resolved.
It is possible that one or more of the
cooperating entities, for instance a golf publication that Progolftournaments.com is relying upon to promote the game or several of Progolftournaments.com's clients, may become inoperative, and cause Progolftournaments.com to incur heavy expenses or losses. At present, due to Progolftournaments.com's developmental stage, it has no critical systems that it must test for Year 2000 compliance. However, Progolftournaments.com cannot be certain that it will not experience unanticipated negative consequences from Year 2000 problems, or that it will be able to make any such modifications as may become necessary in a timely, cost-effective and successful manner, and the failure to do so could have a material adverse effect on Progolftournaments.com's business and operating results.

Financial Risks

Progolftournaments.com Has No Operating History and Financial Results Are Uncertain

Progolftournaments.com has no operating history or revenues from operations.
Progolftournaments.com's only resources have come from the private sale of common stock.
Progolftournaments.com faces all the risks of a new business. It must be regarded as a new or start-up venture with all of the unforeseen costs, expenses, problems and difficulties to which such ventures are subject.

Because it has not yet begun operations, it is difficult to evaluate Progolftournaments.com's business and its prospects. Its revenue and income potential is unproven and its business model is still emerging. An investor in Progolftournaments.com's common stock must consider the risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets.
Progolftournaments.com's ability to achieve and then sustain favorable operating results will depend on a number of factors, including costs related to:

     1) Identifying and acquiring several
cooperating golf-related organizations

     2)  testing Progolftournaments.com's
concept.

     3) identifying and marketing to
prospective players;

     4) evaluation and expense of entering into a new business opportunity;

     5) the expense of delays in introducing or making any necessary adjustments and improvements to Progolftournaments.com's concept; and

     6)  general economic conditions, as well
as those specific to the related industries.

As a result of Progolftournaments.com's limited operating history, it is difficult to accurately forecast its potential revenue, and there is no meaningful historical financial data upon which to base planned operating expenses. Progolftournaments.com expects to significantly increase its operating expenses to test, market, and create a solid base of participating players. Progolftournaments.com has not achieved profitability and expects to incur net losses for the foreseeable future and may never become profitable. This limited operating history makes it difficult to forecast its future operating results.
Progolftournaments.com expects to continue to incur increasing marketing, sales, product development and general and administrative expenses. As a result it will need to generate significant revenue and/or raise additional funds to achieve profitability. If
Progolftournaments.com does not become
profitable, it may be unable to maintain its presence on the WorldWide Web and its Website, which would adversely affect its financial condition and prospects. If
Progolftournaments.com does achieve
profitability, it cannot be certain that it will sustain or increase it.

Because of its limited financial resources, Progolftournaments.com will likely be unable to diversify its activities to provide a hedge should its business plan prove to be impractical.

Progolftournaments.com will need additional financing which may not be available, or which may dilute the ownership interests of investors

Progolftournaments.com has very limited funds, and its funds are inadequate to fully implement its business plan. While it is believed that present capital reserves are enough to establish a finished website and be ready to commence play, Progolftournaments.com will require substantial additional working capital to fund its business development. It is anticipated that an ongoing advertising and promotion budget will be necessary in addition to any cross promotion arranged with cooperating concerns. Commencement of tournament play on the WorldWide Web will undoubtedly require some hiring of staff and premises will be required. Telephones,
Internet access charges, website maintenance and other office costs will add to needs for additional capital. Management estimates that it will require between $600,000 and one million dollars additional capital. If
Progolftournaments.com raises additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of its common stock. If common stock is issued in return for additional funds, the price per share could be lower than that paid by present stockholders. The result of this would be a lessening of each present stockholder's relative percentage interest in
Progolftournaments.com. This condition is often referred to as "dilution".

The ultimate success of Progolftournaments.com will depend on its ability to raise additional capital. No commitments to provide additional funds have been made by management or other shareholders. Progolftournaments.com has not investigated the availability, source or terms that might govern the acquisition of additional financing. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to Progolftournaments.com. If not available,
Progolftournaments.com's operations would be severely limited, and it would be unable to fully implement its business plan. Growth would be severely hampered and
Progolftournaments.com would be dependent upon generated internal cash flow from sales to expand its exposure to new players and slowly implement its full business plan.

Potential business combinations could dilute stockholder value and adversely affect operating results

Progolftournaments.com may consider a future financing or business combination that, because of the size of the related stock issuance, would result in a majority of the voting power being transferred to the new investor(s). The result would be that the new shareholder(s) would control Progolftournaments.com and persons unknown could replace current management. It is uncertain whether any such replacement would continue to implement
Progolftournaments.com's current business plan.

Large stockholders of Progolftournaments.com could sell out, resulting in a change of control and/or direction.

Progolftournaments.com's significant
shareholders, namely the President, Mr. Howard
Klein, holder of 901,000 shares;  the
Treasurer, Mr. Sandy Winick with 1,475,000 shares; Ms. Mary McGowan, 2,700,000 shares;
Lynn Melanson, holding 1,000,000 shares and Carolyn McGowan, Jennifer McGowan, Ron Perlman and Charles Sciberas, each with over 400,000 shares could sell their control block to an outside party, resulting in the same type of situation mentioned above. In either case, the ownership interests of holders of existing shares of Progolftournaments.com stock could be affected adversely.

Exchange of stock for services could result in further stockholder dilution

Irrespective of whether
Progolftournaments.com's cash assets prove to be inadequate to meet its operational needs, Progolftournaments.com might seek to compensate providers of services by issuances of stock in lieu of cash. Normally, shares exchanged in lieu of cash are issued at a deep discount, which again would dilute ownership interests of present shareholders.

Sandy Winick, Treasurer and Director of
Progolftournaments.com, developer of the original concept assigned all rights and title to Progolftournaments.com for a deemed price of $1,000.00 and received in lieu of cash, one million shares of common stock at a deemed price of one mill ($0.001) per share.


Acquisition of new business combination could result in integration difficulties and disruption of business

Progolftournaments.com may make investments in or acquire complementary products, technologies and businesses, or businesses completely unrelated to Progolftournaments.com's current business plan. These acquisitions and investments could disrupt its ongoing business, distract management and employees and increase its expenses. If Progolftournaments.com acquires a company, it could face difficulties in assimilating that company's personnel and operations. In addition, the key personnel of the acquired company may decide not to work for Progolftournaments.com Acquisitions also involve the need for integration into existing administration, services, marketing, and support efforts. If the acquisition is financed by issuing equity securities, interests of existing stockholders could be diluted. Any amortization of goodwill or other assets, or other charges resulting from the costs of these acquisitions could adversely affect Progolftournaments.com's operating results. Progolftournaments.com has only "as-needed" administration and marketing supplied without charge by its officers and directors.
It anticipates building a management and marketing team when circumstances (discussed previously) permit. As a result, any acquisition or business combination negotiated could have very serious negative effects on the ability of Progolftournaments.com to develop its business plan and could result in a drop in the value of its shares.

Progolftournaments.com cannot predict the extent to which its liquidity and capital resources will be diminished prior to consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity which it may eventually acquire.
Progolftournaments.com does not have the capital or management resources to make any such acquisition or business combination.
Prospective investors should seriously assess the possibility that such a transaction(s) could take place before Progolftournaments.com is equipped to cope with the situation.

Some stockholders will have little or no say in some future business decisions

Progolftournaments.com's shareholders may not have an opportunity to vote on whether to enter into a business combination or acquisition.
Until Progolftournaments.com becomes a "fully reporting" company as defined in the Securities and Exchange Act of 1934, it is not obligated to circulate a Proxy Statement to its stockholders to approve or disapprove actions of the Board of Directors that could affect the future course of the company. Actions can be taken in a summary fashion by a majority of voting shares without debate or sufficient information. In the event of a business combination, acquisition, or change in shareholder control, Progolftournaments.com may enter in to a new line of business, which an investor did not anticipate and in which that investor may not want to participate. In such case, an investor could not only lose its entire investment, but could lose its entire investment on a business decision it did not get to evaluate at the time of investing in Progolftournaments.com

Risks Related to the Securities Market

Progolftournaments.com common stock has no prior market, and prices may decline after the effectiveness of this prospectus and subsequent resale of shares by selling shareholders.

There is no public market for
Progolftournaments.com's common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate his investment without considerable delay, if at all. The trading market price of Progolftournaments.com's common stock may decline below the price at which it was sold by selling stockholder(s). If a market should develop, the price may be highly volatile. In addition, an active public market for Progolftournaments.com's common stock may not develop or be sustained. If selling stockholders sell substantial amounts of common stock in the public market, the market price of Progolftournaments.com's common stock could fall. Factors such as those discussed in this Risk Factors section may have a significant impact on the market price of Progolftournaments.com's securities.

Owing to the low price of the securities many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in Progolftournaments.com's common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in Progolftournaments.com stock.


The securities of Progolftournaments.com, when available for trading, will be subject to the Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers that sell such securities to other than established customers or accredited investors. For purposes of the rule, the phrase
"accredited investors" means, in general terms, institutions with assets exceeding $5,000,000 or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, combined with a spouses income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchasers written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of purchasers of the Company's securities to buy or sell in any market that may develop.

Investors May Face Significant Restrictions on the Resale of Progolftournaments.com Stock Due to State and Federal Laws and Regulations

Because Progolftournaments.com's securities have not been registered for resale under the blue sky laws of any state, the holders of such shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy Progolftournaments.com's securities. Accordingly, investors should consider the secondary market for
Progolftournaments.com's securities to be a limited one. Investors may be unable to resell their stock without the significant expense of state registration or qualification.

In addition, the Securities and Exchange
Commission has adopted a number of rules to regulate penny stocks. Such rules include
Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-
5, 15g-6 and 15g-7 under the Securities and Exchange Act of 1934. Because
Progolftournaments.com's securities may
constitute penny stock within the meaning of the rules, the rules would apply to Progolftournaments.com and its securities. The rules may further affect the ability of owners of Progolftournaments.com's shares to sell their securities in any market that may develop for them.

Shareholders should be aware that, according to the Securities and Exchange Commission Release
No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
(iii) boiler room practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
(iv) excessive and undisclosed bid-ask
differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Management of Progolftournaments.com believes it has described above all material risks known to it at this time.

USE OF PROCEEDS

This prospectus is part of a registration statement that permits selling shareholders to sell their shares on a continuous or delayed basis in the future. Because this prospectus is solely for the purpose of selling shareholders, Progolftournaments.com will not receive any proceeds from the sale of stock being offered. Directors, Mary McGowan and Lynn Melanson (affiliates due to the size of their holdings) will be restricted to selling one percent of the total issued and outstanding common stock each calendar quarter or 98,613 shares per quarter. All other stockholders will be able to sell any or all of their shares at any time they can locate a buyer.

DETERMINATION OF OFFERING PRICE

This offering is solely for the purpose of allowing Progolftournaments.com's shareholders to sell their stock. The selling shareholders may sell their shares when the registration statement becomes effective, or they may elect to sell some or all of their shares at a later date. As the market develops, the selling shareholders will determine the price for the stock.

DILUTION

This offering is for sales of stock by existing
Progolftournaments.com shareholders on a continuous or delayed basis in the future.
Sales of common stock by shareholders will not result in any substantial change to the net tangible book value per share before and after the distribution of shares by the selling shareholders. There will be no change in net tangible book value per share attributable to cash payments made by purchasers of the shares being offered.

Prospective investors should be aware, however,
that the price of Progolftournaments.com's
shares might not bear any rational relationship
to net tangible book value per share.  The
price received by selling stockholders and paid
by purchasing investors will be determined by
supply and demand.  If the demand for the
common stock of Progolftournaments.com exceeds
the available supply, the price will tend to go
up.  Conversely, if the supply exceeds the
demand, the price will tend to go down.   In
both of the above cases the change in price may have no relation to the book value of the company or its profitability or lack thereof.




SELLING SHAREHOLDERS

The following are the shareholders for whose accounts the shares are being offered; the amount of securities owned by such shareholder prior to this offering; the amount to be offered for such shareholders account; and the amount to be owned by such shareholder following completion of the offering:


                                            No.          Percent
               Position    Number  Number   of shares    After
Name           with        of      of       after        Sale
               Company     Shares  Shares   sale
                           Owned   Offered






731149 Ontario None        1,000   1,000    -0-     -0-
Limited
Bernie         None        2,680   2,680    -0-     -0-
Anderson
Robert Baron   None        268     268      -0-     -0-
Baroness       None        1,000   1,000    -0-     -0-
Investments
Limited
Building       None        200     200      -0-     -0-
Supplies
International
C.A.P.S        None        200     200      -0-     -0-
Consulting
William Davies None        200     200      -0-     -0-
Deep Water     None        475,000 475,000  -0-     -0-
Investment
Inc.
Geoffrey Earle None        200     200      -0-     -0-
Jan Francis    None        500     500      -0-     -0-
Mark Francis   None        500     500      -0-     -0-
Jeffrey        None        500     500      -0-     -0-
Goldberg
Maggie         None        500     500      -0-     -0-
Goldberg
Debbie Green   None        475,200 475,200  -0-     -0-
Robert         None        200     200      -0-     -0-
Hashimoto
David Hume     None        600     600      -0-     -0-
H. Davidson    None        475,000 475,000  -0-     -0-
Construction
Inc.
Marcia Klien   None        200     200      -0-     -0-
Myer Klien     None        200     200      -0-     -0-
Raymond        None        400     400      -0-     -0-
Teaitch
Tilley Levine  None        2,000   2,000    -0-     -0-
Joy Lipson     None        600     600      -0-     -0-
Marcia Lipson  None        600     600      -0-     -0-
Magnum         None        476,000 476,000  -0-     -0-
Holdings, Ltd.
Miriam Manzo   None        200     200      -0-     -0-
Jack Martino   None        200     200      -0-     -0-
Sasha Mazzuca  None        200     200      -0-     -0-
Stefan Mazzuca None        200     200      -0-     -0-
Carolyn        None        400,300 400,300  -0-     -0-
McGowan
Jennifer       None        400,368 400,368  -0-     -0-
McGowan
Lydia McGowan  None        500     500      -0-     -0-
Mary McGowan   None        2,700,0 2,700,0  -0-     -0-
                           00      00
Robert McGowan None        300     300      -0-     -0-
Thomas McGowan None        500     500      -0-     -0-
Elizabeth      None        9,384   9,384    -0-     -0-
McLeod
Lynn Melanson  None        1,000,0 1,000,0  -0-     -0-
                           00      00
Monica Murad   None        1,000   1,000    -0-     -0-
Theodore       None        500     500      -0-     -0-
Nemetz
Ron Pearlman   None        475,000 475,000  -0-     -0-
Resource       None        200     200      -0-     -0-
Financial
Corporation
John Rosenthal None        600     600      -0-     -0-
Brian Ross     None        500     500      -0-     -0-
Sheryl Ross    None        500     500      -0-     -0-
Sandringham    None        100,000 100,000  -0-     -0-
Investments
Charles        None        476,000 476,000  -0-     -0-
Sciberras
Doris          None        200     200      -0-     -0-
Sciberras
Jeffrey        None        200     200      -0-     -0-
Sciberras
Joseph         None        200     200      -0-     -0-
Sciberras
Peter          None        200     200      -0-     -0-
Scibarras
Derek Tennant  None        1,200   1,200    -0-     -0-
Kelly Ticknor  None        600     600      -0-     -0-
Cynthia Vella- None        200     200      -0-     -0-
Zarb
Pierre Vella-  None        200     200      -0-     -0-
Zarb
Rhona Vinokur  None        500     500      -0-     -0-
Avital Weber   None        400     400      -0-     -0-
Diane Winick   None        600     600      -0-     -0-
Mark Zaretsky  None        600     600      -0-     -0-

This table assumes that each shareholder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares. See
Plan of Distribution.


PLAN OF DISTRIBUTION

This is not an underwritten offering. This prospectus is part of a registration statement that permits selling shareholders to sell their shares on a continuous or delayed basis in the future. Selling shareholders may sell their shares to the public when the registration statement becomes effective, or they may elect to sell some or all of their shares at a later date. Progolftournaments.com has not committed to keep the registration statement effective for any set period of time.

While the registration statement is effective, selling shareholders may sell their shares directly to the public, without the aid of a broker or dealer, or they may sell their shares through a broker or dealer if Progolftournaments.com's stock is authorized for inclusion on the OTC bulletin board. Any commission, fee or other compensation of a broker or dealer would depend on the brokers or dealers involved in the transaction.

No public market currently exists for shares of Progolftournaments.com's common stock.
Progolftournaments.com intends to apply to have its shares traded on the OTC bulletin board under the symbol PGLF.

DESCRIPTION OF CAPITAL STOCK

The following description of
Progolftournaments.com's capital stock does not purport to be complete and is subject to and qualified in its entirety by
Progolftournaments.com's articles of
incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Nevada law.

Progolftournaments.com's authorized capital consists of 50,000,000 shares of common stock, par value $.001 per share and 10,000,000 shares of preferred stock, par value $.001.
Immediately prior to this offering 9,861,300 shares of common stock were issued and outstanding. No preferred shares were issued and outstanding.

  Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of Progolftournaments.com's common stock.

Preferred shares may be issued in Series; the terms and conditions of which are decided by Progolftournaments.com's Board of Directors.
Normally, preferred shares have no voting power.
Due to the fact that the Board if Directors is empowered to set all terms and conditions regarding the issuance of Preferred Stock, it is possible that the Board could confer on a series of Preferred Stock, the right to vote.
Preferred shares may or may not be entitled to a dividend and have preference (after debt) on any of the assets of Progolftournaments.com in the event of windup or dissolution.

Because the holders of shares of
Progolftournaments.com's common stock do not have cumulative voting rights, the holders of more than 50% of Progolftournaments.com's outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of Progolftournaments.com's directors.

The holders of shares of common stock are entitled to dividends, out of funds legally available therefor, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future.
In the event of liquidation, dissolution or winding up of the affairs of Progolftournaments.com, holders are entitled to receive, ratably, the net assets of Progolftournaments.com available to shareholders after payment of all creditors.

All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of
Progolftournaments.com's common stock are issued, the relative interests of existing shareholders may be diluted.

DESCRIPTION OF BUSINESS

General

Progolftournaments.com was incorporated under the laws of the State of Nevada on September 3, 1999, and is in its early developmental and promotional stages. Progolftournaments.com is not operational and its only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan.
Progolftournaments.com has not commenced commercial operations. Progolftournaments.com has no full time employees and owns no real estate.

The principal asset of Progolftournaments.com, referred to above is the Progolftournaments.com game itself. It was conceived and refined by a director and the Treasurer of
Progolftournaments.com, Sandy Winick and was obtained in exchange for 1,000,000 shares of common stock. An important part of the principle asset and the projected business is the name itself, "Progolftournaments.com".

Progolftournaments.com has reserved its name for use on the Internet and has begun construction of its website. The
Progolftournaments.com home page is up on the Internet and is in the process of being refined. The actual golf game that will be applied to the graphics of specific tournament sites around the world has not been put up for play.



Progolftournaments.com was formed to take advantage of the growing popularity of both the Internet and the game of golf itself. The concept combines the skills necessary to play golf, the use of a computer and the thrill of playing for substantial cash prizes. The growth of the WorldWide Web, the game of golf and gaming all over the world is wrapped up in one package in the Progolftournaments.com online game. Management believes that a substantial number of the tens of millions of internet users also play golf or would play golf if given the opportunity and as a result would be likely candidates for on-line tournaments.

The Game and How it is Played

A large part of both the golfing and non-golfing public watch with interest the results of the four major golf tours in the world.
Even if they do not play the game themselves, they duly note the results of the weekend tournaments. Progolftournaments.com has developed a concept and business plan that is designed to take advantage of this widespread interest in the game of golf and the explosion of the Internet and the WorldWide Web.

The at-home computer players will have the opportunity to play the same tournaments the professional golfers are playing on the same weekend and play for real and substantial cash prizes, i.e. 50% of each entry fee will be set aside for prize money. The purse each weekend will be progressive; that is, the size of the award will increase proportionately with the number of players and entry fees collected.
Each entry in the on-line tournament will cost
$10.00. Anyone may enter more than once as long as the $10.00 fee is paid for each entry on or before Thursday of each week.

Each entrant will play four rounds (three rounds in the case of the LPGA and the Seniors events) on his computer; one on Thursday, one on Friday, one on Saturday and one final round on Sunday. These rounds will follow the same format as the Pros - one round each day, to be played any time during that twenty-four hour period. The computer players will have the same decisions to make as their pro counterparts (distance to the green, what club to use, etc.). There will be no cut in the computer tourneys, thereby giving every participant an opportunity to get into the money by pulling out a come-from-behind outstanding final round. On the actual professional golf tour, the field for the final two rounds is reduced to fewer players. This is referred to as the "cut". Having no cut in the on-line tournament will result in more play activity in the final rounds. This added chance to improve his or her standing could result in increased participation.

At the end of play each Sunday the top 100 players will share in the purse. If there is a tie for low score, a playoff will be staged on Monday to decide the winner. Practice rounds will be available to the tournament entrants at a cost of $5.00 for ten rounds or $10.00 for twenty-five rounds. Each player is able to choose the make of club he or she will use and the brand of golf ball to be used.

Anyone in the world will have an opportunity to play in the British Open or the Masters - in fact any tournament being played on the four major tours: PGA, LPGA, Senior PGA and the European tour. Whether or not participation in a Progolftournaments.com event constitutes gaming rather than a prize-winning competitive effort is another question that each jurisdiction will have to rule on individually.
There is a possibility that some jurisdictions in the world may prohibit its citizens from participating in the on-line tournaments.
Others might prohibit receiving a prize or prizes, if one or more were won. If either of the previously mentioned situations should arise, revenues could be curtailed from those jurisdictions. As in most Internet applications, there is no certain way of determining or confirming age of players.
Progolftournaments.com will include a provision in the entry form whereby the registrant confirms that he or she is of legal age.

Joint promotions are planned with the major TV networks, the major tours, golf publications and the manufacturers of golfing equipment.
Preliminary conversations have taken place with many of these enterprises. In every case, commitment was deferred until after the Website was in place and the whole on-line package could be assessed. Should all of those with whom preliminary talks have taken place, decide not to cross-promote, Progolftournaments.com would be forced to pay for most or all of its promotion. This would result in a rapid depleting of its financial resources and a pressing need for new capital injections, which may or not be available on terms acceptable to Progolftournaments.com.

Progolftournaments.com will host its own
Website. This Website will act as an outsource for partners in cross-promotion, if any. Until the Website is fully operational and is capable of being tested by potential cooperating entities, no final arrangement will be made.
If other concerns consent to cross-promote, part of the agreement is that they will outsource the Progolftournaments.com Website in return.

Industry Conditions and Competition

Progolftournaments.com does not yet know whether adapting computer golf (already very popular) and the major golf tournaments will be a feasible moneymaking venture.
Progolftournaments.com is not aware or any other concern offering the same type of game.
As mentioned above, there are several versions of computer golf software available presently.
The Progolftournaments.com technology involved, in basic terms, is the melding of the game and the weekly location; the ability to download the playable package from the Internet; the logging of scores as the games are played and the processing of credit card charges. All of the several software developers that currently offer PC based golf games have indicated that substituting specific golf course graphics and adapting their game for Internet downloading, does not put up a serious technical barrier.
All professional golf tours publish their yearly list of scheduled events well in advance. Each download requires an online purchase. Score keeping is part of the software and recording these scores on a master list does not present a serious technical challenge. There are several third party credit card processing services available.

Employees

Progolftournaments.com is a development stage company and currently has no employees.
Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. If Progolftournaments.com establishes the feasibility of their concept and successful implementation of their business plan, one or more people will be needed to handle administration, computer programming and marketing. A portion of any employee compensation likely would include the right to acquire stock in Progolftournaments.com, which would dilute the ownership interest of holders of existing shares of common stock.

Available Information

Progolftournaments.com has filed with the
Securities and Exchange Commission a
registration statement on Form S-1 with respect to the common stock offered by this prospectus.
This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which is part of the registration statement. For further information with respect to Progolftournaments.com and its common stock, see the registration statement and the exhibits and schedules thereto. Any document Progolftournaments.com files may be read and copied at the Commission's public reference rooms in Washington, D.C.; New York,
New York; and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms.
Progolftournaments.com's filings with the
Commission are also available to the public from the Commission's website at http://www.sec.gov.

Upon completion of this offering,
Progolftournaments.com will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commissions public reference rooms, and the website of the Commission referred to above.

DESCRIPTION OF PROPERTY

Progolftournaments.com currently maintains limited office space, provided by Mr. Winick, for which it pays no rent. Its address is 3266
Yonge Street, Suite 1203, Toronto, Ontario 4N
3P6 CANADA, and its phone number is (416) 962-
4508. Progolftournaments.com does not believe that it will need to obtain additional office space at any time in the foreseeable future until its business plan is more fully implemented.

LEGAL PROCEEDINGS

Progolftournaments.com is not a party to any material pending legal proceedings, and none of its property is the subject of a pending legal proceeding. Further, the officer and director knows of no legal proceedings against Progolftournaments.com or its property contemplated by any governmental authority.

MARKET PRICE OF AND DIVIDENDS ON CAPITAL
STOCK AND OTHER SHAREHOLDER MATTERS

No established public trading market exists for Progolftournaments.com's securities.
Progolftournaments.com has no common equity subject to outstanding purchase options or warrants. Progolftournaments.com has no securities convertible into its common equity.
There is no common equity that could be sold pursuant to Rule 144 under the Securities Act or that Progolftournaments.com has agreed to register under the Securities Act for sale by shareholders. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered.

As of November 15, 1999, there were 9,861,300
shares of common stock outstanding, held by 60 shareholders of record. Upon effectiveness of the registration statement that includes this prospectus, all of Progolftournaments.com's outstanding shares will be eligible for sale.

To date Progolftournaments.com has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future.
Payment of any dividends will depend upon Progolftournaments.com's future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.

SELECTED FINANCIAL DATA

The following selected financial data should be read in conjunction with Managements
Discussion and Analysis of Financial Condition and Results of Operations and the financial statements appearing elsewhere in this prospectus. The statement of operations data set forth below for the period from September
3, 1999, (inception) to September 30, 1999, and the balance sheet data at September 30, 1999, are derived from Progolftournaments.com's audited financial statements included elsewhere in this prospectus. The historical results are not necessarily indicative of results to be expected for any future period.

CAPTION>


                                                Inception to
                                                September 30,
                                                1999
STATEMENT OF OPERATIONS DATA:


  Net sales                                     $ 00.00

Loss from continuing operations                 $  9,672.00

Loss per share from continuing operations       $  Nil

                                                As of
                                                October 31, 1999
BALANCE SHEET DATA:
Total assets                                    $  84,063.00

Progolftournaments.com is in its early
developmental and promotional stages. To date, Progolftournaments.com's only activities have been organizational, directed at raising its initial capital and developing its concept and business plan. Progolftournaments.com has not commenced commercial operations. As a result, the selected financial data presented above bear no resemblance to the results that Progolftournaments.com expects when it begins operations. See Risk Factors, Description of Business and Managements Discussion and Analysis of Financial Condition and Results of
Operations.

MANAGEMENTS DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This prospectus contains forward-looking statements, the accuracy of which involve risks and uncertainties. We use words such as anticipates, believes, plans,expects, future, intends and similar expressions to identify forward-looking statements.
Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Progolftournaments.com's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Progolftournaments.com described in Risk
Factors and elsewhere in this prospectus. The following discussion and analysis should be read in conjunction with
Progolftournaments.com's Financial Statements and Notes thereto and other financial information included elsewhere in this prospectus.

Results of Operations

During the period from September 3, 1999,
(inception) through September 30, 1999,
Progolftournaments.com has engaged in no significant operations other than organizational activities and preparation for registration of its securities under the Securities Act of 1933.
Progolftournaments.com received no revenues during this period.

Subsequent to this period,
Progolftournaments.com has investigated several
PC oriented computer golf games that showed promise of being adaptable to the Internet.
Final negotiations are now in progress with the software developer, Psygnosis, Ltd. of
Liverpool, Great Britain, for the adaptation of its home computer game "Pro 18 World Tour Golf".
The final contract is expected to be in place before February 28, 2000. Psygnosis, Ltd. have agreed in principal (subject to finalizing) to accept Progolftournaments.com common stock and/or a percentage of revenues as compensation.

Progolftournaments.com expects to introduce the on-line golf game one tour at a time. May 1, 2000 is the target date to have the first tour fully operational.

For the current fiscal year,
Progolftournaments.com anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan.
Progolftournaments.com anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

Liquidity and Capital Resources

Progolftournaments.com remains in the
development stage and, since inception, has
experienced no significant change in liquidity
or capital resources or shareholders equity.
Consequently, Progolftournaments.com's balance
sheet as of  September 30, 1999, reflects total
assets of             $ 84,063.00, in the form
of cash, subscriptions receivable and
capitalized organizational costs.

Progolftournaments.com expects to carry out its plan of business as discussed above. In addition, Progolftournaments.com may engage in a combination with another business.
Progolftournaments.com cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses
(if any) of the business entity with which it may eventually combine. Progolftournaments.com has not engaged in discussions concerning potential business combinations.

Progolftournaments.com will need additional capital to carry out its business plan or to engage in a business combination. No commitments to provide additional funds have been made by management or other shareholders.
Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Progolftournaments.com or at all.
Progolftournaments.com has no commitments for capital expenditures.

CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLOSURE

Janet Loss, C.P.A., P.C. has served as
Progolftournaments.com's independent auditor since inception, and Progolftournaments.com has not had any dispute with Janet Loss C.P.A., P.C over accounting or financial disclosure.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each director and executive officer of Progolftournaments.com:

     Name                Age       Position

Howard I. Klein               43
President, Secretary, Director

Michael R. Levine             52        Vice
President, Director


Sandy Winick                  41
Treasurer, Director

Howard I. Klein became Progolftournaments.com's
President, Secretary and Director in September,
1999. For the past twenty years, in fact all of his adult working life, Mr. Klein has been involved with the printing and graphics industry, beginning as the proprietor of a Minuteman Press franchise in 1979. Mr. Klein has recently sold his interest and resigned his position as CEO and Managing Partner of Kleinbar Graphics, Inc. of Markham, Ontario.
He is currently the print buyer for Dupleum
Corp. Mr. Klein holds C.G.A.E. certification from Northwestern University, Evanston, IL in the fields of Production, Financial and Sales
Management.

Michael R. Levine became
Progolftournaments.com's Vice-President and
Director in September, 1999. Mr. Levine is currently the Co-founder and President of Danbury Financial Corp., an asset based lender specializing in short term loans on machinery, equipment and rolling stock. From 1985 through 1999, Mr. Levine served as President of Upper
Canada Equity Development, Inc. Mr. Levine received a BSc degree from Sir George Williams
University, Montreal, Quebec; MBA from
University of Western Ontario, London. Ontario and received the designation of Certified
General Accountant in 1986.

Sandy Winick became Progolftournaments.com's
Treasurer and Director in September, 1999. He is currently Vice-President of Danbury
Financial Corp., providing liaison with
clients, negotiation of funding agreements, creating new business and monitoring
Progolftournaments.com's entire loan portfolio.
For the two-year period, 1997 to 1999, Mr.
Winick served as CEO of Millenia Corporation; a US publicly traded company. His duties there, in addition to day-to-day administration, included funding, acquisition and consolidation of several businesses and completing a reverse takeover with a private company. Previous activities include serving as an independent financial consultant with Madison Consulting
Group from 1992 through 1996; President and CEO of Naturally Niagara inc., a full service beverage manufacturer and distributor from 1992 to 1992 and from 1989 to 1991, President of Payless Furniture a thirteen unit chain of furniture stores. Mr. Winick is the originator of the Progolftournaments.com concept.

The directors named above will serve until the first annual meeting of
Progolftournaments.com's shareholders.
Thereafter, directors will be elected for one-year terms at the annual shareholders meeting.
Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement. No employment agreements currently exist or are contemplated. There is no arrangement or understanding between the director and officer of Progolftournaments.com and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

None of the Officers and Directors has any arrangements with each other regarding serving on the board. They are personal and business acquaintances and all share an avid interest in golf.
The directors and officers of
Progolftournaments.com will devote their time to Progolftournaments.com's affairs on an as needed basis. As a result, the actual amount of time, which they will devote to Progolftournaments.com's affairs, is unknown and is likely to vary substantially from month to month.

EXECUTIVE COMPENSATION

No officer or director has received any
remuneration from Progolftournaments.com.
Although there is no current plan in existence, it is possible that Progolftournaments.com will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of the concept and business plan. Progolftournaments.com has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future. Progolftournaments.com has no employment contract or compensatory plan or arrangement with any executive officer of Progolftournaments.com. The directors currently do not receive any cash compensation from Progolftournaments.com for their service as members of the board of directors. There is no compensation committee, and no compensation policies have been adopted. See Certain
Relationships and Related Transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth, as of October
31, 1999, Progolftournaments.com's outstanding common stock owned of record or beneficially by each executive officer and director and by each person who owned of record, or was known by Progolftournaments.com to own beneficially, more than 5% of Progolftournaments.com's common stock, and the shareholdings of all executive officers and directors as a group.






                                               Shares     Percent
Name                                           Owned      Owned
Howard I. Klein                                901,000    9.14
Michael R. Levine*

Sandy Winick **                                1,950,000  19.78

Mary McGowan*                                  2,700,000  27.38

Lynn Melanson                                  1,000,000  10.14

All Officers and Directors as a group          2,851,000  28.92

Mary McGowan is a close associate of Mr.
Levines. Ms McGowan has her own independent financial means and both she and Mr. Levine deny any beneficial ownership of each others shares.

**Includes 475,000 shares owned by Jodi
Winick, Mr. Winick's wife and which may be considered to be beneficially owned by Mr.
Winick





All shares are held of record and each record shareholder has sole voting and investment power. Progolftournaments.com knows of no one who has the right to acquire beneficial ownership in Progolftournaments.com common stock. Other than the sale of Progolftournaments.com stock contemplated by this prospectus, there are no arrangements known to Progolftournaments.com, the operation of which may, at a subsequent date result in a change of control of Progolftournaments.com

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No director, executive officer or nominee for election as a director of
Progolftournaments.com, and no owner of five percent or more of Progolftournaments.com's outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $10,000. Mr. Levine and Mr. Winick are both involved in Danbury Financial Corp., a company having no direct or indirect affiliation with Progolftournaments.com. If
Progolftournaments.com succeeds in implementing its business plan, it is not inconceivable that one or both of these individuals could become its paid employees and executives.


DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Progolftournaments.com's bylaws provide that
Progolftournaments.com will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Progolftournaments.com, absent a finding of negligence or misconduct in the performance of duty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Progolftournaments.com pursuant to the forgoing provisions, Progolftournaments.com has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

INDEX TO FINANCIAL STATEMENTS

Progolftournaments.com Resources, Inc.
(A Development Stage Company)

Report        of        Certified        Public
Accountant..............F-1


Consolidated Balance Sheet, September 30,  1999
 .......F-2

Consolidated Statement of  Operations, for  the
period September
3,    1999    through   September   30,    1999
 .......................F-3

Consolidated Statement of Stockholders  Equity
(Deficit), from September
3,    1999    through   September   30,    1999
 .......................F-4

Consolidated Statement of Cash Flows,  for  the
period from September 3,1999
through        September        30,        1999
 .......................       F-5

Notes to Financial Statements..........F-6 F-7


                  Prospectus



            PROGOLFTOURNAMENTS.COM

        3266 Yonge Street,  Suite 1203
       Toronto, Ontario M4N 3P6, CANADA
                (416) 962-4508

       9,861,300 Shares of Common Stock
      to be sold by current shareholders

Progolftournaments.com has not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of Progolftournaments.com have not changed since the date hereof.


Until_____________ , 1999 (90 days after
the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus.
This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

        PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and
Distribution.

The securities are being registered for the account of selling shareholders, and all of the following expenses will be borne by such shareholders. The amounts set forth are estimates except for the SEC registration fee:

SEC registration fee             $35
Printing and engraving expenses  5,000
Attorneys' fees and expenses     9,000
Accountants' fees and expenses   1,500
Transfer agent's and             500
registrar's fees and expenses
Miscellaneous                    965
Total                            17,000

Item 14. Indemnification of Directors and
Officers.

Pursuant to Nevada law, a corporation may indemnify a person who is a party or threatened to be made a party to an action, suit or proceeding by reason of the fact that he or she is an officer, director, employee or agent of the corporation, against such persons costs and expenses incurred in connection with such action so long as he or she has acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in the case of criminal actions, had no reasonable cause to believe his or her conduct was unlawful. Nevada law requires a corporation to indemnify any such person who is successful on the merits or defense of such action against costs and expenses actually and reasonably incurred in connection with the action.

The bylaws of Progolftournaments.com, filed as
Exhibit 3.2, provide that
Progolftournaments.com will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Progolftournaments.com, absent a finding of negligence or misconduct in office. Progolftournaments.com's Bylaws also permit Progolftournaments.com to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Progolftournaments.com has the power to indemnify such person against liability for any of those acts.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Item 15.  Recent Sales of Unregistered
Securities.

Set forth below is information regarding the issuance and sales of Progolftournaments.com's securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

(a)  On September 3, 1999,
     Progolftournaments.com issued 1,000,000 shares of common stock to an officer and director in exchange for his development of the concept and business plan and his assigning of all of his proprietary rights to those two items. The issuance of the shares was exempt from registration under Regulation S of the Securities Act of 1933

(b)  On September 30, 1999,
     Progolftournaments.com issued a total of
     8,861,300 shares of common stock to
     shareholders, in addition to the issuance for the concept and preliminary business plan. Total consideration for these shares was $ 83,004.
     Progolftournaments.com's shares were
     valued from $ 0.001 per share to $ 0.50
     per share. The issuance of these shares was exempt from registration under
     Regulation S of the Securities act of
     1933.



Item 16(a). Exhibits.

Exhibit   Name                          Page
                                        Number
3.1       Articles of Incorporation
3.2       Bylaws
5.1       Opinion re: Legality
23.1      Consent of Independent
          Auditors
23.2      Consent of Counsel (see
          Exhibit 5.1)
27.1      Financial Data Schedule


Item 16(b). Financial Statement Schedules
As of September 30, 1999,
Progolftournaments.com:
    has no valuation or qualifying accounts
    does not have a substantial portion of its business devoted to acquiring and holding for investment real estate or interests therein has one subsidiary
    has no investments in mortgage loans on
  real estate.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

          (1)  To file, during any period in
     which offers or sales are being made, a
     post-effective amendment to this
     registration statement:

               (a)  To include any prospectus
          required by section 10(a)(3) of the
          Securities Act of 1933;

               (b)  To reflect in the
          prospectus any facts or events
          arising after the effective date of
          the registration statement (or the
          most recent post-effective amendment
          thereof) which, individually or in
          the aggregate, represent a
          fundamental change in the information
          set forth in the registration
          statement. Notwithstanding the
          foregoing, any increase or decrease
          in volume of securities offered (if
          the total dollar value of securities
          offered would not exceed that which
          was registered) and any deviation
          from the low or high end of the
          estimated maximum offering range may
          be reflected in the form of
          prospectus filed with the Commission
          pursuant to Rule 424(b) if, in the
          aggregate, the changes in volume and
          price represent no more than 20%
          change in the maximum aggregate
          offering price set forth in the
          "Calculation of Registration Fee"
          table in the effective registration
          statement; and

               (c)  To include any material
          information with respect to the plan
          of distribution not previously
          disclosed in the registration
          statement or any material change to
          such information in the registration
          statement.

          (2)  That, for the purpose of
     determining any liability under the
     Securities Act of 1933, each such post-
     effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by
     means of a post-effective amendment any of the securities being registered, which remain, unsold at the termination of the offering.

          (4)  That, for purposes of
     determining any liability under the
     Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the
     Securities Exchange Act of 1934 that is
     incorporated by reference in the
     registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities
Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, CANADA, on November 15, 1999.


PROGOLFTOURNAMENTS.COM

 /s/ Howard I. Klein
 By Howard I. Klein
Its
President


Pursuant to the requirements of the Securities
Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          s/s  Howard  I.  Klein     President,
     Secretary and Director   Date: 02/23/2000
          Howard I. Klein

          s/s Michael R. Levine       Vice
President and Director        Date:  02/23/2000
          Michael R. Levine

          s/s Sandy Winick       Treasurer and
Director       Date:  02/23/2000
          Sandy Winick
PROGOLFTOURNAMENTS.COM AND SUBSIDIARY

       (A Development Stage Enterprise)






                          AUDIT REPORT

                       September 30, 1999























                    Janet Loss, C.P.A., P.C.
          Certified Public Accountant
              3525 South Tamarac Drive, Suite 120
                     Denver, Colorado 80237

             PROGOLFTOURNAMENTS.COM AND SUBSIDIARY
                (A Development Stage Enterprise)

         INDEX TO FINANCIAL STATEMENTS


                       TABLE OF CONTENTS



ITEM                                    PAGE

Report of Certified Public
Accountant.....................         F-1


Consolidated Balance Sheet, September 30, 1999
 ...........                              F-2

Consolidated Statement of
Operations, for the period September
3, 1999 through September 30, 1999
 .......................                 F-3

Consolidated Statement of Stockholders
Equity (Deficit), from September
3, 1999 through September 30, 1999
 .......................F-4

Consolidated Statement of Cash Flows,
For the period from September
3, 1999 through September 30, 1999
 .......................    F-5

Notes to Financial
Statements.......................... F-6 F-7
















           Janet Loss, C.P.A., P.C.
          Certified Public Accountant
      3525 South Tamarac Drive, Suite 120
            Denver, Colorado 80237
                (303) 220-0227




Board of Directors
PROGOLF TOURNAMENTS.COM AND SUBSIDIARY
3266 Yonge Street, #1203
Toronto, ON  M4N3P6 Canada



I  have  audited the accompanying  Consolidated
Balance  Sheet  of PROGOLF TOURNAMENTS.COM  AND
SUBSIDIARY (A Development Stage Enterprise)  as
of  September  30,  1999 and  the  Consolidated
Statements of Operations, Stockholders Equity,
and Cash Flows for the period from September 3,
1999  (Inception) through September  30,  1999.
My  examination  was  made in  accordance  with
generally  accepted  auditing  standards,   and
accordingly,   included  such  tests   of   the
accounting records and such other auditing procedures as we considered necessary in the circumstances.

In   my  opinion,  the  consolidated  financial
statements  referred  to above  present  fairly
accurately,  in  all  material  respects,   the
financial  position of PROGOLF  TOURNAMENTS.COM
AND SUBSIDIARY (A Development Stage Enterprise) as of September 30, 1999, and the results of its consolidated operations and changes in its cash flows for the period from September 3, 1999 (Inception) through September 30, 1999, in conformity with generally accepted accounting principles applied on a consistent basis.




Janet Loss, C.P.A., P.C.

November 24, 1999

                      F-1



     PROGOLFTOURNAMENTS.COM AND SUBSIDIARY
       (A Development Stage Enterprise)

          CONSOLIDATED BALANCE SHEET
              September 30, 1999
      ASSETS

CURRENT ASSETS:

  Cash in checking             $    76,578
Common Stock Subscription Receivable
6,426

     TOTAL CURRENTS ASSETS     $    83,004

OTHER ASSETS:
  Organizational Costs,
   net of amortization              1,042

     TOTAL ASSETS                  $    84,046

     LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES:

  Accounts Payable, trade          $       260

STOCKHOLDERS EQUITY:
  Preferred Stock, $0.001 par
  Value; 10,000,000 shares
  Authorized, none issued                0

  Common Stock, $0.001 par
   Value; 50,000,000 shares
  Authorized, 9,861,300 shares
  Issued and outstanding        $    9,861

  Additional Paid-In capital        85,080

  Retained earnings (Deficit)      (11,155)

  Total Stockholders Equity      83,786

     Total Liabilities and
     Stockholders Equity         84,046
The accompanying notes are an integral part of the financial statements.
                      F-2
     PROGOLFTOURNAMENTS.COM AND SUBSIDIARY
       (A Development Stage Enterprise)

      CONSOIDATED STATEMENT OF OPERATIONS

For   the   period  from  September   3,   1999
(Inception)
 Through September 30, 1999



REVENUES:                                         29


OPERATING EXPENSES:
  Amortization Expense                           18
  Consulting and Promotional Expense             1,466
  Legal and Accounting Expenses                  5,500
  Professional Fees                             4,200

     Total Operating Expenses                    11,184

  NET (LOSS)                                     (11,155)

  NET (LOSS) PER
  SHARE OF COMMON STOCK                            (.0011)

Weighted Average
Number of shares
Outstanding                                      9,861,300



The accompanying notes are an integral part of the financial statements.
                      F-3


     PROGOLFTOURNAMENTS.COM AND SUBSIDIARY
       (A Development Stage Enterprise)

CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY
                   (DEFICIT)

     For the period from September 3, 1999
                  (Inception)
          Through September 30, 1999


                                                (Deficit)
                 Common                         Accumulated
                  Stock                                       Total
                Number of   Common    Additional  During the    Stockholders
                 Shares      Stock               Development
                            Amount    Paid-In                  Equity
                                      Capital        Stage    (Deficit)


 Balance          $ 0      $      0     $                            0
 September 3,                           0
 1999                                            $      0


 Shares
 issued for    8,861,300   8,861                       0            93,941
 cash,                                  85,080
 September 3,
 1999


 Shares
 issued for
 services,                     1,000          0           0
 September 3,   1,000,000                                              1,000
 1999


 Net (Loss)
 for the                           0
 period ended                                 0          (11,155)
 September 3,           0                                             (11,155)
 1999

 Balances
 September,30  9,861,300        $ 9,861       85,080      (11,155)     $83,786
 , 1999





                      F-4













     PROGOLFTOURNAMENTS.COM AND SUBSIDIARY
       (A Development Stage Enterprise)

     CONSOLIDATED STATEMENT OF CASH FLOWS
     For the period from September 3, 1999
     (Inception)Through September 30, 1999

CASH FLOWS FROM OPERATING
ACTIVITIES:

  Net (Loss)                                    $   (11,155)

Adjustments to Reconcile
Net (Loss) to Cash Flow From
Operating Activities:
     Increase in Common Stock
Subscription Receivable                             (6,426)

     Increase in organizational costs                 (1,060)

     Increase      in     accounts      payable      260

     Amortization                                     18

  Net cash provided (Used)
       By operating activities                      (18,363)

CASH FLOWS FROM FINANCING
ACTIVITIES:

  Issuance of Common
   Stock                                              94,941

NET INCREASE IN CASH                                  76,578

Cash,      Beginning     of     the      period       0

Cash,       end       of       the       period       76,578



The accompanying notes are an integral part of the financial statements.
                      F-5
     PROGOLFTOURNAMENTS.COM AND SUBSIDIARY
       (A Development Stage Enterprise)
         NOTES TO FINANCIAL STATEMENTS
              September 30, 1999

NOTE I  ORGANIZATION AND HISTORY

Progolftournaments.com was organized under the laws of the State of Nevada on September 3, 1999 and has been in the development stage since its formation. The wholly owned subsidiary, PROGOLF TOURNAMENTS.COM, INC. is an Ontario-Canada Corporation incorporated
September 29, 1999.

Progolftournaments.coms only activities have been organizational, directed at acquiring its principal assets, raising its initial capital and developing its business plan.

NOTE II  SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

The financial statements have been prepared and presented in accordance with US G.A.A.P.

Development Stage Activities

Progolftournaments.com has been in the
development stage since its inception.

Basis of Financial Statements

The financial statements reflect the assets and liabilities of PROGOLF TOURNAMENTS.COM, a
Nevada Corporation, and its wholly owned subsidiary, PROGOLF TOURNAMENTS.COM, INC., an
Ontario Corporation, incorporated September 3,
1999 and September 29, 1999, respectively.
Progolftournaments.com Financial Statements were prepared and are presented in accordance to US G.A.A.P.

These Financial statements are prepared on a consolidated basis. The accounts of the subsidiary company are reflected in these Financial statements. All material intercompany accounts and transactions have been eliminated.

Accounting Method

Progolftournaments.com records income and expenses on the accrual method.


                      F-6

    PROGOLF TOURNAMENTS.COM AND SUBSIDIARY
       (A Development Stage Enterprise)

         NOTES TO FINANCIAL STATEMENTS
              September 30, 1999

Cash and Cash Equivalents

Cash and cash equivalents includes cash on hand, cash on deposit and highly liquid investments with maturities generally of three months or less.

Organizational Costs

Costs        incurred       in        organizing
Progolftournaments.com are being amortized over a sixty-month period.

Use of Estimates

The  preparation  of  Financial  statements   in
conformity  with  generally accepted  accounting
principles requires management to make estimates
and assumptions that affect the reported amounts
of  assets  and  liabilities and  disclosure  of
contingent assets and liabilities at the date of
the   financial  statements  and  revenues   and
expenses during the reported period. Actual results could differ from those estimates.

Currency Exchange

The Financial statements are presented in dollar amounts based on United States Currency
Exchange.

Fiscal Year

Progolftournaments.com adopted a fiscal year end of September 30th.

NOTE III - SUBSEQUENT EVENT.

Subscriptions receivable in the amount of $
6,426.00 were received by the Company, the final being received October 10, 2000.



                      F-7

           ARTICLES OF INCORPORATION

                      OF

            PROGOLFTOURNAMENTS.COM



***********************************************
                ***************


     The undersigned, acting as incorporator, pursuant to the provisions of the laws of the State of Nevada relating to private corporations, hereby adopts the following
Articles of Incorporation:

          ARTICLE ONE.  (NAME)     The name of
the corporation  is: PROGOLFTOURNAMENTS.COM

          ARTICLE TWO.  (RESIDENT AGENT)
The initial agent for service of process is the Nevada Agency and Trust Company, 50 West
Liberty Street, Suite 880, City of Reno, County of Washoe,
State of Nevada 89501.

          ARTICLE THREE.  (PURPOSES)      The
purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:-

               I.   (OMNIBUS).     To have to
                    exercise all the powers now
                    or hereafter conferred by
                    the laws of the State of
                    Nevada upon corporations
                    organized pursuant to the
                    laws under which the
                    corporation is organized
                    and any and all acts
                    amendatory thereof and
                    supplemental thereto.

               II.  (CARRYING ON BUSINESS
                    OUTSIDE STATE).      To
                    conduct and carry on its
                    business or any branch
                    thereof in any state or
                    territory of the United
                    States or in any foreign
                    country in conformity with
                    the laws of such state,
                    territory, or foreign
                    country, and to have and
                    maintain in any state,
                    territory, or foreign
                    country a business office,
                    plant, store or other
                    facility.

               III. (PURPOSES TO BE CONSTRUED
                    AS POWERS).      The
                    purposes `specified herein
                    shall be construed both as
                    purposes and powers and
                    shall be in no wise limited
                    or restricted by reference
                    to, or inference from, the
                    terms of any other clause
                    in this or any other
                    article, but the purposes
                    and powers specified in
                    each of the clauses herein
                    shall  be regarded as
                    independent purposes and
                    powers, and the enumeration
                    of  specific purposes and
                    powers shall not be
                    construed to limit or
                    restrict in any manner the
                    meaning of general terms or
                    of the general powers of
                    the corporation; nor shall
                    the expression of one thing
                    be deemed to exclude
                    another, although it be of
                    like nature not expressed.

          ARTICLE FOUR.   (CAPITAL STOCK)
     The corporation shall have authority to
     issue an aggregate of SIXTY MILLION
     (60,000,000) shares of stock, par value
     ONE MILL ($0.001) per share divided into two (2) classes of stock as follows for a total capitalization of SIXTY THOUSAND
     DOLLARS ($60,000).

          (A)  NON-ASSESSABLE COMMON STOCK:  FIFTY
            MILLION (50,000,000) shares
          Of COMMON STOCK, Par Value ONE MILL
          ($0.001) per share, and

          (B) PREFERRED STOCK: TEN MILLION (10,000,000) shares of PREFERRED STOCK, Par Value ONE MILL
            ($0.0001) per share.

     All capital stock when issued shall be
fully paid and non-assessable. No holder of shares of capital stock of the corporation shall be entitled as such to any pre-emptive or preferential rights to subscribe to any unissued stock, or any other securities which the corporation may now or hereafter be authorized to issue.

     The corporation's capital stock may be
issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

     Holders of the corporation's Common Stock shall not possess cumulative voting rights at any shareholders meetings called for the purpose of electing a Board of Directors or on other matters brought before stockholders meetings, whether they are annual or special.

          ARTICLE FIVE.  (DIRECTORS).
The affairs of the corporation shall be
governed by a Board of Directors of not more than fifteen (15) nor less than one (1) person.
The name and address of the first Board of Directors is:

          NAME
ADDRESS

          Howard Klien
6844 Johnson Wagon Crescent

Mississauga, Ontario L5W 1B1

Canada

               ARTICLE SIX.   (ASSESSMENT OF
STOCK). The capital stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.

               ARTICLE SEVEN.  (INCORPORATOR).
The name and address of the incorporator of the corporation is as follows:

          NAME                     ADDRESS

          Amanda Cardinelli             50 West
Liberty Street, Suite. 880
          `                        Reno, Nevada
89501

               ARTICLE EIGHT.  (PERIOD OF
EXISTENCE).    The period of existence of the
Corporation shall be perpetual.

               ARTICLE NINE.  (BY-LAWS) The
initial By-laws of the corporation shall be adopted by its Board of Directors. The power to alter, amend, or repeal the By-laws, or to adopt new By-laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-laws.

               ARTICLE TEN.  (STOCKHOLDERS'
MEETINGS). Meetings of stockholders shall be held at such place within or without the State of Nevada as may be provided by the By-laws of the corporation. Special meetings of the stockholders may be called by the President or any other executive officer of the corporation, the Board of Directors, or any member thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

               ARTICLE ELEVEN.  (CONTRACTS OF
CORPORATION)   No contract or other transaction
between the corporation and any other
corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall be any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation;
provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may e counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were no such director or officer of such other corporation or not so interested.

               ARTICLE TWELVE.  (LIABILITY OF
DIRECTORS AND OFFICERS)    No director or
officer shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Twelve shall not eliminate or limit the liability of a director or officer for (I) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada Revised
Statutes.

               IN WITNESS WHEREOF.  The
undersigned incorporator has hereunto affixed his/her signature at Reno, Nevada this 3rd day of September, 1999.

     s/s AMANDA CARDINALLI
     AMANDA CARDINALLI
                    BYLAWS

                      OF

            PROGOLFTOURNAMENTS.COM


          CONTENTS OF INITIAL BYLAWS

ARTICLE
PAGE

1.00 CORPORATE CHARTER AND BYLAWS
          1.01 Corporate Charter Provisions
          4
          1.02 Registered Agent or
          OfficeRequirement
          of Filing Changes with Secretary of
State               4
          1.03 Initial Business Office
          4
          1.04 Amendment of Bylaws
          4

2.00 DIRECTORS AND DIRECTORS MEETINGS
          2.01 Action Without Meeting                  5
          2.02 Telephone Meetings                      5
          2.03 Place of Meetings                       5
          2.04 Regular Meetings                        5
          2.05 Call of Special Meeting                 5
          2.06 Quorum                                  6
          2.07 AdjournmentNotice of Adjourned
          Meetings  6
          2.08 Conduct of Meetings                     6
          2.09 Powers of the Board of Directors             6
          2.10 Board Committees Authority to
          Appoint        7
          2.11 Transactions with Interested
          Directors      7
          2.12 Number of Directors                     7
          2.13 Term of Office                     7
          2.14 Removal of Directors                         8
          2.15 Vacancies                               8
                    2.15(a)   Declaration of
                 Vacancy           8
                    2.15(b)   Filling Vacancies
                 by Directors      8
                    2.15(c)   Filling Vacancies
                 by Shareholders        8
          2.16 Compensation                            9
          2.17 Indemnification of Directors and
          Officers       9
          2.18 Insuring Directors, Officers,
          and Employees       9

ARTICLE
PAGE

3.00 SHAREHOLDERS MEETINGS
          3.01 Action Without Meeting                    9
          3.02 Telephone Meetings                      10
          3.03 Place of Meetings                       10
          3.04 Notice of Meetings                      10
          3.04 Voting List                             10
          3.05 Votes per Share                         11
          3.07 Cumulative Voting                       11
          3.08 Proxies                                 11
          3.09 Quorum                                  12
                    3.09(a)   Quorum of
                 Shareholders           12
                    3.09(b)   Adjourn for Lack
                 or Loss of Quorum      12
          3.10 Voting by Voice or Ballot                    12
          3.11 Conduct of Meetings                     12
          3.12 Annual Meetings                         12
          3.13 Failure to Hold Annual Meeting               13
          3.14 Special Meetings                        13

4.00 OFFICERS
          4.01 Title and Appointment         13
                    4.01(a)   Chairman            13
                    4.01(b)   President           14
                    4.01(c)   Vice President           14
                    4.01(d)   Secretary           14
                    4.01(e)   Treasurer           15
                 4.01(f) Assistant Secretary or
                 Assistant Treasurer         15
          4.02 Removal and Resignation       15
          4.03 Vacancies                     16
          4.04 Compensation                  16

5.00 AUTHORITY TO EXECUTE INSTRUMENTS
          5.01 No Authority Absent Specific
          Authorization  16
          5.02 Execution of Certain Instruments        16

6.00 ISSUANCE AND TRANSFER OF SHARES
          6.01 Classes and Series of Shares                 17
          6.02 Certificates for Fully Paid
          Shares         17
          6.03 Consideration for Shares                17
          6.04 Replacement of Certificates                  17

     ARTICLE
PAGE

          6.05 Signing Certificates Facsimile
          Signatures          18
     6.06 Transfer Agents and Registrars               18
          6.07 Conditions of Transfer                  18
          6.08 Reasonable Doubts as to Right to
          Transfer       18

7.00 CORPORATE RECORDS AND ADMINISTRATION
          7.01 Minutes of Corporate Meetings           18
          7.02 Share Register                          19
          7.03 Corporate Seal                     19
          7.04 Books of Account                        19
          7.05 Inspection of Corporate Records              20
          7.06 Fiscal Year                             20
          7.07 Waiver of Notice                        20

8.00 ADOPTION OF INITIAL BYLAWS              20


   ARTICLE ONE CORPORATE CHARTER AND BYLAWS
1.01 CORPORATE CHARTER PROVISIONS
     The Corporations Charter authorizes fifty million (50,000,000) Common Shares and ten million Preferred shares to be issued. The officers and transfer agents issuing shares of the Corporation shall ensure that the total number of shares outstanding at any given time does not exceed this number. Such officers and agents shall advise the Board at least annually of the authorized shares remaining available to be issued. No shares shall be issued for less than the par value stated in the Charter. Each
Charter provision shall be observed until amended by Restated Articles or Articles of Amendment duly filed with the Secretary of State.

1.02 REGISTERED AGENT AND OFFICE REQUIREMENT OF
     FILING CHANGES WITH SECRETARY OF STATE
     The address of the Registered Office
provided in the Articles of Incorporation, as duly filed with the Secretary of State for the State of Nevada, is: 50 West Liberty Street,
Suite 880, Reno, Nevada 89501.
     The name of the Registered Agent of the
Corporation at such address, as set forth in its Articles of Incorporation, is: Nevada
Agency and Trust Company.
     The Registered Agent or Office may be
changed by filing a Statement of Change of Registered Agent or Office or Both with the Secretary of State, and not otherwise. Such filing shall be made promptly with each change.
Arrangements for each change in Registered
Agent or Office shall ensure that the
Corporation is not exposed to the possibility of a default judgment. Each successive
Registered Agent shall be of reliable character and well informed of the necessity of immediately furnishing the papers of any lawsuit against the Corporation to its attorneys.

1.03 INITIAL BUSINESS OFFICE
     The address of the initial principal
business office of the Corporation is hereby established as: 404 Scott Point Drive, Salt
Spring Island, BC V8K 2R2.
     The Corporation may have additional
business offices within the State of Nevada and where it may be duly qualified to do business outside of Nevada, as the Board of Directors may from time to time designate or the business of the Corporation may require.

1.04 AMENDMENT OF BYLAWS
     The Shareholders or Board of Directors,
subject to any limits imposed by the
Shareholders, may amend or repeal these Bylaws and adopt new Bylaws. All amendments shall be upon advice of counsel as to legality, except in emergency. Bylaw changes shall take effect upon adoption unless otherwise specified.
Notice of Bylaws changes shall be given in or before notice given of the first Shareholders meeting following their adoption.

 ARTICLE TWO DIRECTORS AND DIRECTORS MEETINGS
2.01 ACTION BY CONSENT OF BOARD WITHOUT MEETING
     Any action required or permitted to be
taken by the Board of Directors may be taken without a meeting, and shall have the same force and effect as a unanimous vote of Directors, if all members of the Board consent in writing to the action. Such consent may be given individually or collectively.

2.02 TELEPHONE MEETINGS
     Subject to the notice provisions required by these Bylaws and by the Business Corporation
Act, Directors may participate in and hold a meeting by means of conference call or similar communication by which all persons participating can hear each other.
Participation in such a meeting shall
constitute presence in person at such meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

2.03 PLACE OF MEETINGS
     Meetings of the Board of Directors shall be held at the business office of the Corporation or at such other place within or without the State of Nevada as may be designated by the Board.

2.04 REGULAR MEETINGS
     Regular meetings of the Board of Directors shall be held, without call or notice, immediately following each annual Shareholders meeting, and at such other regularly repeating times as the Directors may determine.

2.05 CALL OF SPECIAL MEETING
     Special meetings of the Board of Directors for any purpose may be called at any time by the President or, if the President is absent or unable or refuses to act, by any Vice President or any two Directors. Written notices of the special meetings, stating the time and place of the meeting, shall be mailed ten days before, or telegraphed or personally delivered so as to be received by each Director not later than two days before, the day appointed for the meeting.
Notice of meetings need not indicate an agenda.
Generally, a tentative agenda will be included, but the meeting shall not be confined to any agenda included with the notice.
     Meetings provided for in these Bylaws
shall not be invalid for lack of notice if all persons entitled to notice consent to the meeting in writing or are present at the meeting and do not object to the notice given.
Consent may be given either before or after the meeting.
     Upon providing notice, the Secretary or
other officer sending notice shall sign and file in the Corporate Record Book a statement of the details of the notice given to each Director. If such statement should later not be found in the Corporate Record Book, due notice shall be presumed.

2.06 QUORUM
     The presence throughout any Directors
meeting, or adjournment thereof, of a majority of the authorized number of Directors shall be necessary to constitute a quorum to transact any business, except to adjourn. If a quorum is present, every act done or resolution passed by a majority of the Directors present and voting shall be the act of the Board of Directors.

2.07 ADJOURNMENT AND NOTICE OF ADJOURNED
     MEETINGS
     A quorum of the Directors may adjourn any Directors meeting to meet again at a stated hour on a stated day. Notice of the time and place where an adjourned meeting will be held need not be given to absent Directors if the time and place is fixed at the adjourned meeting. In the absence of a quorum, a majority of the Directors present may adjourn to a set time and place if notice is duly given to the absent members, or until the time of the next regular meeting of the Board.

2.08 CONDUCT OF MEETINGS
     At every meeting of the Board of
Directors, the Chairman of the Board, if there is such an officer, and if not, the President, or in the Presidents absence, a Vice President designated by the President, or in the absence of such designation, a Chairman chosen by a majority of the Directors present, shall preside. The Secretary of the Corporation shall act as Secretary of the Board of Directors meetings. When the Secretary is absent from any meeting, the Chairman may appoint any person to act as Secretary of that meeting.

2.09 POWERS OF THE BOARD OF DIRECTORS
     The business and affairs of the
Corporation and all corporate powers shall be exercised by or under authority of the Board of Directors, subject to limitations imposed by law, the Articles of Incorporation, any applicable Shareholders agreement, and these
Bylaws.
2.10 BOARD COMMITTEES AUTHORITY TO APPOINT
     The Board of Directors may designate an
executive committee and one or more other committees to conduct the business and affairs of the Corporation to the extent authorized.
The Board shall have the power at any time to change the powers and membership of, fill vacancies in, and dissolve any committee.
Members of any committee shall receive such compensation as the Board of Directors may from time to time provide. The designation of any committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

2.11 TRANSACTIONS WITH INTERESTED DIRECTORS
     Any contract or other transaction between the Corporation and any of its Directors (or any corporation or firm in which any of its Directors are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of that Director at the meeting during which the contract or transaction was authorized, and notwithstanding the Directors participation in that meeting.
This section shall apply only if the contract or transaction is just and reasonable to the Corporation at the time it is authorized and ratified, the interest of each Director is known or disclosed to the Board of Directors, and the Board nevertheless authorizes or ratifies the contract or transaction by a majority of the disinterested Directors present. Each interested Director is to be counted in determining whether a quorum is present, but shall not vote and shall not be counted in calculating the majority necessary to carry the vote. This section shall not be construed to invalidate contracts or transactions that would be valid in its absence.

2.12 NUMBER OF DIRECTORS
     The number of Directors of this
Corporation shall be no more than fifteen or less than one. No Director need be a resident of Nevada or a Shareholder. The number of Directors may be increased or decreased from time to time by amendment to these Bylaws. Any decrease in the number of Directors shall not have the effect of shortening the tenure, which any incumbent Director would otherwise enjoy.

2.13 TERM OF OFFICE
     Directors shall be entitled to hold office until their successors are elected and qualified. Election for all Director positions, vacant or not vacant, shall occur at each annual meeting of the Shareholders and may be held at any special meeting of Shareholders called specifically for that purpose.

2.14 REMOVAL OF DIRECTORS
     The entire Board of Directors or any
individual Director may be removed from office by a vote of Shareholders holding a majority of the outstanding shares entitled to vote at an election of Directors. However, if less than the entire Board is to be removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors. No director may be so removed except at an election of the class of Directors of which he is a part. If any or all Directors are so removed, new Directors may be elected at the same meeting. Whenever a class or series of shares is entitled to elect one or more
Directors under authority granted by the Articles of Incorporation, the provisions of this Paragraph apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

2.15 VACANCIES
     Vacancies on the Board of Directors shall exist upon the occurrence of any of the following events: (a) the death, resignation, or removal of any Director; (b) an increase in the authorized number of Directors; or (c) the failure of the Shareholders to elect the full authorized number of Directors to be voted for at any annual, regular, or special
Shareholders meeting at which any Director is to be elected.

               2.15(a)   DECLARATION OF VACANCY
     A majority of the Board of Directors may declare vacant the office of a Director if the
Director: (a) is adjudged incompetent by a court order; (b) is convicted of a crime involving moral turpitude; (c) or fails to accept the office of Director, in writing or by attending a meeting of the Board of Directors, within thirty (30) days of notice of election.

               2.15(b)   FILLING VACANCIES BY
               DIRECTORS
     Vacancies other than those caused by an
increase in the number of Directors may be filled temporarily by majority vote of the remaining Directors, though less than a quorum, or by a sole remaining Director. Each Director so elected shall hold office until a qualified successor is elected at a Shareholders meeting.

               2.15(c)   FILLING VACANCIES BY
               SHAREHOLDERS
     Any vacancy on the Board of Directors,
including those caused by an increase in the number of Directors shall be filled by the Shareholders at the next annual meeting or at a special meeting called for that purpose. Upon the resignation of a Director tendered to take effect at a future time, the Board or the Shareholders may elect a successor to take office when the resignation becomes effective.

2.16 COMPENSATION
     Directors shall receive such compensation for their services as Directors as shall be determined from time to time by resolution of the Board. Any Director may serve the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receive compensation therefor.

2.17 INDEMNIFICATION OF DIRECTORS AND OFFICERS
     The Board of Directors shall authorize the Corporation to pay or reimburse any present or former Director or officer of the Corporation any costs or expenses actually and necessarily incurred by that officer in any action, suit, or proceeding to which the officer is made a party by reason of holding that position, provided, however, that no officer shall receive such indemnification if finally adjudicated therein to be liable for negligence or misconduct in office. This indemnification shall extend to good-faith expenditures incurred in anticipation of threatened or proposed litigation. The Board of Directors may in proper cases, extend the indemnification to cover the good-faith settlement of any such action, suit, or proceeding, whether formally instituted or not.

2.18 INSURING DIRECTORS, OFFICERS, AND
     EMPLOYEES
     The Corporation may purchase and maintain insurance on behalf of any Director, officer, employee, or agent of the Corporation, or on behalf of any person serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against that person and incurred by that person in any such corporation, whether or not the Corporation has the power to indemnify that person against liability for any of those acts.

     ARTICLE THREE SHAREHOLDERS' MEETINGS

3.01 ACTION WITHOUT MEETING
     Any action that may be taken at a meeting of the Shareholders under any provision of the Nevada Business Corporation Act may be taken without a meeting if authorized by a consent or waiver filed with the Secretary of the Corporation and signed by all persons who would be entitled to vote on that action at a Shareholders' meeting. Each such signed consent or waiver, or a true copy thereof, shall be placed in the Corporate Record Book.

3.02 TELEPHONE MEETINGS
     Subject to the notice provisions required by these Bylaws and by the Business Corporation
Act, Shareholders may participate in and hold a meeting by means of conference call or similar communication by which all persons participating can hear each other.
Participation in such a meeting shall
constitute presence in person at such meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.03 PLACE OF MEETINGS
     Shareholders' meetings shall be held at
the business office of the Corporation, or at such other place within or without the State of Nevada as may be designated by the Board of Directors or the Shareholders.

3.04 NOTICE OF MEETINGS
     The President, the Secretary, or the
officer or persons calling a Shareholders'
Meeting. shall give notice, or cause it to be given, in writing to each Director and to each Shareholder entitled to vote at the meeting at least ten (10) but not more than sixty (60) days before the date of the meeting. Such notice shall state the place, day, and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called. Such written notice may be given personally, by mail, or by other means. Such notice shall be addressed to each recipient at such address as appears on the Books of the Corporation or as the recipient has given to the Corporation for the purpose of notice.
Meetings provided for in these Bylaws shall not be invalid for lack of notice if all persons entitled to notice consent to the meeting in writing or are present at the meeting in person or by proxy and do not object to the notice given, Consent may be given either before or after the meeting. Notice of the reconvening of an adjourned meeting is not necessary unless the meeting is adjourned more than thirty days past the date stated in the notice, in which case notice of the adjourned meeting shall be given as in the case of any special meeting.
Notice may be waived by written waivers signed either before or after the meeting by all persons entitled to the notice.

3.05 VOTING LIST
     At least ten (10), but not more than sixty
(60), days before each Shareholders' meeting, the officer or agent having charge of the Corporation's share transfer books shall make a complete list of the Shareholders entitled to vote at that meeting or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. The list shall be kept on file at the Registered Office of the Corporation for at least ten (10) days prior to the meeting, and shall be subject to inspection by any Director, officer, or Shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject, during the whole time of the meeting, to the inspection of any Shareholder. The original share transfer books shall be prima facie evidence as to the Shareholders entitled to examine such list or transfer books or to vote at any meeting of Shareholders. However, failure to prepare and to make the list available in the manner provided above shall not affect the validity of any action taken at the meeting.

3.06 VOTES PER SHARE
     Each outstanding share, regardless of
class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of Shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied pursuant to the Articles of Incorporation. A Shareholder may vote in person or by proxy executed in writing by the Shareholder, or by the Shareholder's duly authorized attorney-in-fact.

3.07 CUMULATIVE VOTING
     Cumulative voting is prohibited.

3.08 PROXIES
     A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or his or her duly authorized attorney in fact.
Unless otherwise provided in the proxy or by law, each proxy shall be revocable and shall not be valid after eleven (11) months from the date of its execution,

3.09 QUORUM
               3.09(a)   QUORUM OF SHAREHOLDERS
    As to each item of business to be voted on, the presence (in person or by proxy) of the persons who are entitled to vote a majority of the outstanding voting shares on that matter shall constitute the quorum necessary for the consideration of the matter at a Shareholders' meeting. The vote of the holders of a majority of the shares entitled to vote on the matter and represented at a meeting at which a quorum is present shall be the act of the Shareholders' meeting.

               3.09(b)   ADJOURNMENT FOR LACK
               OR LOSS OF QUORUM
     No business may be transacted in the
absence of a quorum, or upon the withdrawal of enough Shareholders to leave less than a quorum, other than to adjourn the meeting from time to time by the vote of a majority of the shares represented at the meeting.

3.10 VOTING BY VOICE OR BALLOT
     Elections for Directors need not be by
ballot unless a Shareholder demands election by ballot before the voting begins.

3.11 CONDUCT OF MEETINGS
     Meetings of the Shareholders shall be
chaired by the President, or, in the
President's absence, a Vice President
designated by the President, or, in the absence of such designation, any other person chosen by a majority of the Shareholders of the Corporation present in person or by proxy and entitled to vote. The Secretary of the Corporation, or, in the Secretary's absence, an Assistant Secretary, shall act as Secretary of all meetings of the Shareholders. In the absence of the Secretary or Assistant
Secretary, the Chairman shall appoint another person to act as Secretary of the meeting.

3.12 ANNUAL MEETINGS
     The time, place, and date of the annual
meeting of the Shareholders of the Corporation, for the purpose of electing Directors and for the transaction of any other business as may come before the meeting, shall be set from time to time by a majority vote of the Board of Directors. If the day fixed for the annual meeting shall be on a legal holiday in the State of Nevada, such meeting shall be held on the next succeeding business day. If the election of Directors is not held on the day thus designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as possible.

3.13 FAILURE TO HOLD ANNUAL MEETING
     If, within any 13-month period, an annual
Shareholders' Meeting is not held, any
Shareholder may apply to a court of competent jurisdiction in the county in which the principal office of the Corporation is located for a summary order that an annual meeting be held.

3.14 SPECIAL MEETINGS
     A special Shareholders' meeting may be
called at any time by. (a) the President; (b) the Board of Directors; or (c) one or more
Shareholders holding in the aggregate one-tenth or more of all the shares entitled to vote at the meeting. Such meeting may be called for any purpose. The party calling the meeting may do so only by written request sent by registered mail or delivered in person to the President or Secretary. The officer receiving the written request shall within ten (10) days from the date of its receipt cause notice of the meeting to be sent to all the Shareholders entitled to vote at such a meeting. If the officer does not give notice of the meeting within ten (10) days after the date of receipt of the written request, the person or persons calling the meeting may fix the time of the meeting and give the notice. The notice shall be sent pursuant to Section 3.04 of these Bylaws. The notice of a special Shareholders' meeting must state the purpose or purposes of the meeting and, absent consent of every Shareholder to the specific action taken, shall be limited to purposes plainly stated in the notice, notwithstanding other provisions herein.

             ARTICLE FOUR OFFICERS

4.01 TITLE AND APPOINTMENT
     The officers of the Corporation shall be a President and a Secretary, as required by law.
The Corporation may also have, at the
discretion of the Board of Directors, a
Chairman of the Board, one or more Vice
Presidents, a Treasurer, one or more Assistant
Secretaries, and one or more Assistant
Treasurers.  Any two or more offices, including
President and Secretary, may be held by one person. All officers shall be elected by and hold office at the pleasure of the Board of Directors, which shall fix the compensation and tenure of all officers.

               4.01(a)   CHAIRMAN OF THE BOARD
     The Chairman, if there shall be such an
officer, shall, if present, preside at the meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to the Chairman by the Board of Directors or prescribed by these Bylaws.

               4.01(b)   PRESIDENT
     Subject to such supervisory powers, if
any, as may be given to the Chairman, if there is one, by the Board of Directors, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the Corporation. The
President shall have the general powers and duties of management usually vested in the office of President of a corporation; shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws; and shall be ex officio a member of all standing committees, including the executive committee, if any. In addition, the President shall preside at all meetings of the Shareholders and in the absence of the Chairman, or if there is no Chairman, at all meetings of the Board of Directors.

               4.01(c)   VICE PRESIDENT
     Any Vice President shall have such powers and perform such duties as from time to time may be prescribed by these Bylaws, by the Board of Directors, or by the President. In the absence or disability of the President, the senior or duly appointed Vice President, if any, shall perform all the duties of the President, pending action by the Board of Directors when so acting, such Vice President shall have all the powers of, and be subject to all the restrictions on, the President.

               4.01(d)   SECRETARY
     The Secretary shall:
(1)            See that all notices are duly
          given in accordance with the
          provisions of these Bylaws and as
          required by law. In case of the
          absence or disability of the
          Secretary. or the Secretary's refusal
          or neglect to act, notice may be
          given and served by an Assistant
          Secretary or by the Chairman, the
          President, any Vice President, or by
          the Board of Directors.
(2)            Keep the minutes of corporate
          meetings, and the Corporate Record
          Book, as set out in Section 7.01
          hereof.
(3)            Maintain, in the Corporate
          Record Book, a record of all share
          certificates issued or canceled and
          all shares of the Corporation
          canceled or transferred.
(4)            Be custodian of the
          Corporation's records and of any
          seal, which the Corporation may from
          time to time adopt. when the
          Corporation exercises its right to
          use a seal, the Secretary shall see
          that the seal is embossed on all
          share certificates prior to their
          issuance and on all documents
          authorized to be executed under seal
          in accordance with the provisions of
          these Bylaws.
(5)            In general, perform all duties
          incident to the office of Secretary,
          and such other duties as from time to
          time may be required by Sections
          7.01, 7.02, and 7.03 of these Bylaws,
          by these Bylaws generally, by the
          Board of Directors, or by the
          President.

               4.01(e)   TREASURER
     The Treasurer shall:
(1)            Have charge and custody of, and
          be responsible for, all funds and
          securities of the Corporation, and
          deposit all funds in the name of the
          Corporation in those banks, trust
          companies, or other depositories that
          shall be selected by the Board of
          Directors.
(2)            Receive, and give receipt for,
          monies due and payable to the
          Corporation.
(3)            Disburse or cause to be
          disbursed the funds of the
          Corporation as may be directed by the
          Board of Directors, taking proper
          vouchers for those disbursements.
(4)            If required by the Board of
          Directors or the President, give to
          the Corporation a bond to assure the
          faithful performance of the duties of
          the Treasurer's office and the
          restoration to the Corporation of all
          corporate books, papers, vouchers,
          money, and other property of whatever
          kind in the Treasurer's possession or
          control, in case of the Treasurers
          death, resignation, retirement, or
          removal from office. Any such bond
          shall be in a sum satisfactory to the
          Board of Directors, with one or more
          sureties or a surety company
          satisfactory to the Board of
          Directors.
(5)            In general, perform all the
          duties incident to the office of
          Treasurer and such other duties as
          from time to time may be assigned to
          the Treasurer by Sections 7.O4 and
          7.05 of these Bylaws, by these Bylaws
          generally, by the Board of Directors,
          or by the President.

          4.01(f)   ASSISTANT SECRETARY AND
          ASSISTANT TREASURER
     The Assistant Secretary or Assistant
Treasurer shall have such powers and perform such duties as the Secretary or Treasurer, respectively, or as the Board of Directors or President may prescribe. In case of the absence of the Secretary or Treasurer, the senior
Assistant Secretary or Assistant Treasurer, respectively, may perform all of the functions of the Secretary or Treasurer.

4.02 REMOVAL AND RESIGNATION
     Any officer may be removed, either with or without cause, by vote of a majority of the Directors at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any committee or officer upon whom that power of removal may be conferred by the Board of Directors. Such removal shall be without prejudice to the contract rights, if any, of the person removed. Any officer may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the Corporation. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of that resignation shall not be necessary to make it effective.

4.03 VACANCIES
     Upon the occasion of any vacancy occurring
in any office of the   Corporation, by reason
of death, resignation, removal, or otherwise, the Board of Directors may elect an acting successor to hold office for the unexpired term or until a permanent successor is elected.

4.04 COMPENSATION
     The compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that the officer is also a Shareholder or a Director of the Corporation, or both.



 ARTICLE FIVE AUTHORITY TO EXECUTE INSTRUMENTS

5.01 NO AUTHORITY ABSENT SPECIFIC AUTHORIZATION
     These Bylaws provide certain authority for the execution of instruments. The Board of Directors, except as otherwise provided in these Bylaws, may additionally authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless expressly authorized by these Bylaws or the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement nor to pledge its credit nor to render it pecuniarily liable for any purpose or in any amount.


5.02 EXECUTION OF CERTAIN INSTRUMENTS
     Formal contracts of the Corporation,
promissory notes, deeds, deeds of trust, mortgages, pledges, and other evidences of indebtedness of the Corporation, other corporate documents, and certificates of ownership of liquid assets held by the Corporation shall be signed or endorsed by the President or any Vice President and by the Secretary or the Treasurer, unless otherwise specifically determined by the Board of Directors or otherwise required by law.

  ARTICLE SIX-ISSUANCE AND TRANSFER OF SHARES

6.01 CLASSES AND SERIES OF SHARES
     The Corporation may issue one or more
classes or series of shares, or both. Any of these classes or series may have full, limited, or no voting rights, and may have such other preferences, rights, privileges, and restrictions as are stated or authorized in the Articles of Incorporation. All shares of any one class shall have the same voting, conversion, redemption, and other rights, preferences, privileges, and restrictions, unless the class is divided into series, If a class is divided into series, all the shares of any one series shall have the same voting, conversion, redemption, and other. rights, preferences, privileges, and restrictions.
There shall always be a class or series of shares outstanding that has complete voting rights except as limited or restricted by voting rights conferred on some other class or series of outstanding shares.

6.02 CERTIFICATES FOR FULLY PAID SHARES
     Neither shares nor certificates
representing shares may be issued by the Corporation until the full amount of the consideration has been received when the consideration has been paid to the Corporation, the shares shall be deemed to have been issued and the certificate representing the shares shall be issued to the shareholder.

6.03 CONSIDERATION FOR SHARES
     Shares may be issued for such
consideration as may be fixed from time to time by the Board of Directors, but not less than the par value stated in the Articles of Incorporation. The consideration paid for the issuance of shares shall consist of money paid, labor done, or property actually received, and neither promissory notes nor the promise of future services shall constitute neither payment nor partial payment for shares of the Corporation.

6.04 REPLACEMENT OF CERTIFICATES
     No replacement share certificate shall be issued until the former certificate for the shares represented thereby shall have been surrendered and canceled, except that replacements for lost or destroyed certificates may be issued, upon such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

6.05 SIGNING CERTIFICATES-FACSIMILE SIGNATURES
     All share certificates shall be signed by the officer(s) designated by the Board of Directors. The signatures of the foregoing officers may be facsimiles. If the officer who has signed or whose facsimile signature has been placed on the certificate has ceased to be such officer before the certificate issued, the certificate may be issued by the Corporation with the same effect as if he or she were such officer on the date of its issuance.

6.06 TRANSFER AGENTS AND REGISTRARS
     The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate. Each registrar appointed, if any, shall be an incorporated bank or trust company, either domestic or foreign.

6.07 CONDITIONS OF TRANSFER
     The party in whose name shares of stock
stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, and prior written notice thereof shall be given to the Secretary of the Corporation, or to its transfer agent, if any, such fact shall be stated in the entry of the transfer.

6.08 REASONABLE DOUBTS AS TO RIGHT TO TRANSFER
     When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate therefor, may require from the person seeking the transfer reasonable proof of that person's right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the
Corporation as to form, amount, and
responsibility of sureties. The bond shall be conditioned to protect the Corporation, its officers, transfer agents, and registrars, or any of them, against any loss, damage, expense, or other liability for the transfer or the issuance of a new certificate for shares.

      ARTICLE SEVEN CORPORATE RECORDS AND
                ADMINISTRATION

7.01 MINUTES OF CORPORATE MEETINGS
     The Corporation shall keep at the
principal office, or such other place as the Board of Directors may order, a book recording the minutes of all meetings of its Shareholders and Directors, with the time and place of each meeting, whether such meeting was regular or special, a copy of the notice given of such meeting, or of the written waiver thereof, and, if it is a special meeting, how the meeting was authorized. The record book shall further show the number of shares present or represented at Shareholders' meetings, and the names of those present and the proceedings of all meetings.

7.02 SHARE REGISTER
     The Corporation shall keep at the
principal office, or at the office of the transfer agent, a share register showing the names of the Shareholders, their addresses, the number and class of shares issued to each, the number and date of issuance of each certificate issued for such shares, and the number and date of cancellation of every certificate surrendered for cancellation. The above information may be kept on an information storage device such as a computer, provided that the device is capable of reproducing the information in clearly legible form. If the Corporation is taxed under Internal Revenue
Code Section 1244 or Subchapter S, the Officer issuing shares shall maintain the appropriate requirements regarding issuance.

7.03 CORPORATE SEAL
     The Board of Directors may at any time
adopt, prescribe the use of, or discontinue the use of, such corporate seal as it deems desirable, and the appropriate officers shall cause such seal to be affixed to such certificates and documents as the Board of Directors may direct.

7.04 BOOKS OF ACCOUNT
     The Corporation shall maintain correct and adequate accounts of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. The corporate bookkeeping procedures shall conform to accepted accounting practices for the Corporation's business or businesses. subject to the foregoing, The chart of financial accounts shall be taken from, and designed to facilitate preparation of, current corporate tax returns. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classed by source and shown in a separate account. If the Corporation is taxed under Internal Revenue Code Section 1244 or
Subchapter S, the officers and agents
maintaining the books of account shall maintain the appropriate requirements.

7.05 INSPECTION OF CORPORATE RECORDS
     A Director or Shareholder demanding to
examine the Corporation's books or records may be required to first sign an affidavit that the demanding party will not directly or indirectly participate in reselling the information and will keep it confidential other than in use for proper purposes reasonably related to the Director's or Shareholder's role. A Director who insists on examining the records while refusing to sign this affidavit thereby resigns as a Director.

7.06 FISCAL YEAR
     The fiscal year of the Corporation shall be as determined by the Board of Directors and approved by the Internal Revenue Service. The
Treasurer shall forthwith arrange a
consultation with the Corporation's tax
advisers to determine whether the Corporation is to have a fiscal year other than the calendar year. If so, the Treasurer shall file an election with the Internal Revenue Service as early as possible, and all correspondence with the IRS, including the application for the Corporation's Employer Identification Number, shall reflect such non-calendar year election.

7.07 WAIVER OF NOTICE
     Any notice required by law or by these
Bylaws may be waived by execution of a written waiver of notice executed by the person entitled to the notice. The waiver may be signed before or after the meeting.

   ARTICLE EIGHT--ADOPTION OF INITIAL BYLAWS
     The foregoing bylaws were adopted by the Board of Directors on September 30, 1999.

s/s Howard I. Klien, Director

   s/s Michael R. Levine, Director
Attested to, and certified by:

s/s  Sandy Winick
Secretary




                 EXHIBIT  5.1

                 Legal Opinion






December 3, 1999

Progolftournaments.com
1177 West Hastings
Suite 2110
Vancouver, BC  V6E 2K3
CANADA

     Re:  Progolftournaments.com Registration
Statement on Form S-1

Ladies and Gentlemen:

     We have acted as counsel for
Progolftournaments.com, a Nevada corporation
(the "Company"), in connection with the
preparation of the registration statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission(the
"Commission") pursuant to the Securities Act of 1933, as amended (the"Act"), relating to the public offering (the "Offering") of up to 2,500,000 shares (the "Shares") of the Company's common stock, $.001 par value (the
Common Stock"), to be sold by the selling stockholders. This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Act.

     In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's
Articles of Incorporation; (c) the Company's
Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant.
In our examination, we have assumed the
genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

     Based upon the foregoing, we are of the
opinion that the Shares are validly issued, fully paid and nonassessable.

     We hereby consent to the use of this
opinion as an Exhibit to the Registration
Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel in the Registration Statement.

Very truly yours,
/S/ James L. Vandeberg

VEO:lmt


VANDEBERG JOHNSON & GANDARA
                    SEATTLE
         ONE UNION SQUARE, SUITE 2424
             600 UNIVERSITY STREET
        SEATTLE, WASHINGTON  98101-1192
           FACSIMILE (206) 464-0484
                (206) 464-0404







                 EXHIBIT 23.1









        CONSENT OF INDEPENDENT AUDITORS



           Janet Loss, C.P.A., P.C.
          Certified Public Accountant
            1777 S. Harrison Street
                  Suite 2100
               Denver, CO 80210


The Board of Directors
Progolftournaments.com and Subsidiary
3266 Yonge Street, Suite 1203
Toronto ON M4N 3P6 Canada

Dear Sirs:

This letter will authorize you to include the Audit of your company dated September 30, 1999 and the Audit Report dated November 24, 1999 in the Registration Statement currently under review with the Securities and Exchange
Commission.


Yours Truly,


Janet Loss, C.P.A., P.C.

February 22, 2000